Exhibit 10.1
EXECUTION VERSION
STOCK PURCHASE AGREEMENT
Dated as of June 3, 2011
By and Between
SOUTHEASTERN METALS MANUFACTURING COMPANY, INC.
as Purchaser
and
THE STOCKHOLDERS
OF
PACIFIC AWARD METALS, INC.

TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS	1

1.01 Definitions.	1
1.02 Rules of Construction.	10

ARTICLE 2. PURCHASE AND SALE	11

2.01 Purchase and Sale of the Shares.	11
2.02 Payment of the Estimated Closing Purchase Price.	11
2.03 Calculation of Estimated Closing Purchase Price.	12
2.04 Closing Cash.	12
2.05 Closing.	12
2.06 Closing Deliveries by the Sellers.	12
2.07 Closing Deliveries by the Purchaser.	13
2.08 Post Closing Adjustment to Estimated Closing Purchase Price.	13

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF SELLERS	16

3.01 Sellers.	16
3.02 Management Sellers.	17

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER	27

4.01 Organization and Authority and the Purchaser.	28
4.02 No Conflict.	28
4.03 Governmental Consents and Approvals.	28
4.04 No Brokers.	28
4.05 Litigation.	28
4.06 Investment Intention.	28

ARTICLE 5. COVENANTS AND ADDITIONAL AGREEMENTS	29

5.01 Ancillary Agreements.	29
5.02 Conduct of Business Prior to the Closing.	29
5.03 Access to Information.	29
5.04 Confidentiality.	29
5.05 Regulatory and Other Authorizations; Consents.	30
5.06 Further Action.	30
5.07 Release of Indebtedness.	30
5.08 Legal Privileges.	30
5.09 Preservation of Records.	30

ARTICLE 6. CONDITIONS TO CLOSING	31

6.01 Conditions to Obligations of the Sellers.	31
6.02 Conditions to Obligations of the Purchaser.	32

ARTICLE 7. INDEMNIFICATION	34

7.01 Survival; Remedies for Breach.	34
7.03 Indemnification of the Sellers.	35
7.04 Procedures for Indemnification.	36

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7.05 Additional Limits on Rights to Indemnification.	36
7.06 Procedures for Third Party Claims.	38

ARTICLE 8. TAXES	39

8.01 Straddle Period	39
8.02 Preparation of Tax Returns; Payment of Taxes.	40
8.03 Cooperation with Respect to Tax Returns.	40
8.04 Tax Audits.	40
8.05 Disputes.	41

ARTICLE 9. GENERAL PROVISIONS	41

9.01 Sellers’ Representative.	41
9.02 Expenses.	42
9.03 Notices.	42
9.04 Headings.	43
9.05 Severability.	43
9.06 Entire Agreement.	43
9.07 Assignment.	43
9.08 No Third Party Beneficiaries.	43
9.09 Amendment.	43
9.10 Governing Law.	44
9.11 Waiver of Jury Trial.	44
9.12 Public Announcements.	44
9.13 Counterparts; Effectiveness.	44

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STOCK PURCHASE AGREEMENT
     THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of June 3, 2011, is made by and between each of the stockholders of Pacific Award Metals, Inc., a California corporation (the “Company”) and Southeastern Metals Manufacturing Company, Inc., a Florida corporation (“Purchaser”).
R E C I T A L S:
     The Company manufacturers sheet metal products for the construction industry, including ventilation metals, roof drainage products, roofing metals, drywall trims, pipes and fittings, gutter profiles, steel stakes, snapties, bare metal and paperfaced trims, copper products, and vents.
     Sellers (as hereinafter defined) are the owners of all the issued and outstanding capital stock of the Company.
     Sellers desire to sell all of the issued and outstanding capital stock of the Company to the Purchaser, and the Purchaser desires to purchase all of the issued and outstanding capital stock of the Company for the Purchase Price (as hereinafter defined) and upon the other terms and conditions set forth herein.
CONSIDERATION:
     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants hereinafter set forth, the parties hereto hereby agree as follows:
ARTICLE 1.
DEFINITIONS
1.01 Definitions. In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings:
     “Acceptance Notice” shall have the meaning ascribed to such term in Section 2.08(c) hereof.
     “Action” means any judicial, administrative or arbitral action, suit, mediation, hearing, proceeding (public or private), investigation or claim before or by any Governmental Authority.
     “Adjusted Holdback Amount” shall mean the Holdback Amount less the amount of the reduction, provided for in Section 2.08(e), in the amount of the Holdback to be paid to the Sellers pursuant to the provisions of Section 2.02(b).

     “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person. For purposes of determining whether a Person is an Affiliate, the term “control” and its correlative forms “controlled by” and “under common control with” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, contract or otherwise.
     “Agreement” shall have the meaning ascribed to such term in the first paragraph hereof.
     “Ancillary Agreements” shall have the meaning ascribed to such term in Section 3.01(a) hereof.
     “Base Purchase Price” means the sum of Fifteen Million Three Hundred Ninety-Nine Thousand U.S. Dollars (US$15,399,000.00).
     “Basket Amount” shall have the meaning ascribed to such term in Section 7.05(a)(i) hereof.
     “Business” means the development, design, manufacture, distribution, marketing and sale of sheet metal products for the construction industry, including ventilation metals, roof drainage products, roofing metals, drywall trims, pipes and fittings, gutter profiles, steel stakes, snapties, bare metal and paperfaced trims, copper products and vents as conducted by the Company on the date hereof.
     “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required by law to close.
     “Closing” shall have the meaning ascribed to such term in Section 2.04 hereof.
     “Closing Date” shall have the meaning ascribed to such term in Section 2.04 hereof.
     “Closing Balance Sheet” means the Proposed Closing Balance Sheet as finally determined pursuant to Section 2.07 hereof.
     “Closing Cash” has the meaning ascribed to such term in Section 2.03 hereof.
     “Closing Net Working Capital” means the Proposed Net Working Capital as finally determined pursuant to Section 2.08 hereof.
     “Closing Payment” has the meaning ascribed to such term in Section 2.02 hereof.
     “Closing Sellers’ Payment” has the meaning ascribed to such term in Section 2.02 hereof.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Company” shall have the meaning ascribed to such term in the first paragraph hereof.

     “Company Transaction Expenses” means the fees and expenses incurred by the Company or the Sellers on or before the Closing Date in connection with the transactions contemplated herein (including fees of attorneys and other professionals), in each case that are unpaid as of and through the Closing Date.
     “Contract” means any written or oral contract, agreement, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right, instrument or other commitment or obligation and any amendment, supplement or modification thereto.
     “Current Assets” means trade accounts receivable, net of applicable reserves, plus inventory, net of applicable reserves other than the LIFO inventory reserve, which reserves, in all cases shall be calculated in accordance with GAAP and, for the avoidance of doubt, the term “Current Assets” shall exclude inter-company receivables.
     “Current Liabilities” means trade accounts payable coming due within one year of such date and determined in accordance with GAAP, but excluding (a) the Company Transaction Expenses paid at Closing; and (b) inter-company accounts payable.
     “Disputed Claims” shall have the meaning ascribed to such term in Section 2.02 hereof.
     “Disputed Claims Amount” shall have the meaning ascribed to such term in Section 2.02 hereof.
     “Dispute Notice” shall have the meaning ascribed to such term in Section 2.08(c) hereof.
     “Effective Time” means 11:59 p.m. Pacific Time on the Closing Date.
     “Employee Plans” shall have the meaning ascribed to such term in Section 3.02(t) hereof.
     “Encumbrance” means any security interest, pledge, mortgage, lien, charge, encumbrance, beneficial ownership interest, adverse claim, impairment, conditional sale agreement, retention agreement, option, right of first option, right of first refusal (or similar restriction), easement, right of way, encroachment, servitude, restriction or limitation of any kind or nature, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, excluding, in the case of any securities, any limitations on the right to transfer securities arising under Law.
     “Environmental Laws” means all Federal, State, local and foreign Laws, orders, judgments and consent decrees as in effect on or prior to the Effective Time relating to or governing the protection of health, safety, environment or natural resources, and any such laws that prohibit or that otherwise impose liability or standards of conduct concerning: (a) protection of the indoor or outdoor environment; (b) pollution or pollution control; and (c) the management, containment, manufacture, possession, presence, use, processing, generation, transportation, treatment, storage, disposal, Release, abatement, removal, remediation or handling of or exposure to any contaminant or hazardous, toxic, deleterious, carcinogenic, mutagenic, radioactive, corrosive, reactive, injurious or otherwise harmful chemical, constituent, substance, material, product or waste, and including, without limitation, the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. 136 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the Comprehensive Environmental Response Compensation and Liability Act (“CERCLA”) (42 U.S.C. 9601 et seq.), the Clean Air Act (42 U.S.C. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. 651 et seq.), the Hazardous Material Transportation Act (49 U.S.C. 1801 et seq.) and any similar Federal, State, local and foreign Laws and all rules and regulations promulgated according thereto, all as amended from time to time.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “ERISA Affiliate” has the meaning ascribed to such term in Section 3.02(t) hereof.
     “Estimated Closing Balance Sheet” has the meaning ascribed to such term in Section 2.03(a) hereof.
     “Estimated Closing Purchase Price” means the amount determined pursuant to Section 2.03(b) hereof.
     “Estimated Net Working Capital” has the meaning ascribed to such term in Section 2.03(a) hereof.
     “Final Purchase Price” means the amount determined pursuant to Section 2.08(d) hereof.
     “Financial Statements” shall have the meaning ascribed to such term in Section 3.02(f) hereof.
     “GAAP” means generally accepted United States accounting principles as of the date hereof applied on a basis consistent with the basis on which the Financial Statements were prepared.
     “Governmental Authority” means any government or governmental, administrative or regulatory body thereof, whether Federal, State, local, national, municipal or foreign, any agency or instrumentality thereof and any court, tribunal or judicial or arbitral body thereof.
     “Governmental Order” means any order, writ, judgment, stipulation, determination or award made, issued or entered into by or with any Governmental Authority.
     “Hazardous Material” means any: (a) “hazardous waste” as defined in the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.), as amended through the Effective Time, and regulations promulgated thereunder; (b) any substance defined as a contaminant, pollutant, dangerous, toxic or hazardous substance pursuant to any Environmental Law, including, without limitation, any “hazardous substance” as defined in CERCLA; (c) petroleum; (d) asbestos: and (e) any hazardous, toxic, deleterious, carcinogenic, mutagenic, radioactive, corrosive, reactive, injurious or otherwise harmful chemical, constituent, substance, material, product or waste, the use, handling, presence, importing, reporting, recycling, disposal or Release of which is regulated, assessed or prohibited by or pursuant to any applicable Environmental Law.
     “Holdback Amount” shall have the meaning ascribed to such term in Section 2.02(b) hereof.
     “Indemnified Party” shall have the meaning ascribed to such term in Section 7.04(a) hereof.
     “Indemnifying Party” shall have the meaning ascribed to such term in Section 7.04(a) hereof.
     “Indebtedness” means with respect to any Person at any date: (a) any indebtedness (including interest, fees and prepayment premiums or penalties) of such Person for borrowed money or in respect of loans or advances and other third-party financing; (b) any indebtedness evidenced by any note, bond, debenture, capital lease, credit agreement or other debt security; (c) any indebtedness for the deferred purchase price of property or services with respect to which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current Liabilities incurred in the Ordinary Course of Business); (d) any commitment by which such Person assures a creditor, customer or another Person against loss (including contingent reimbursement obligations with respect to letters of credit (drawn or undrawn), guarantees or similar arrangements backed by cash collateral, performance bonds or payment bonds); (e) indebtedness of another Person which is guaranteed in any manner by such Person (including guarantees in the form of an agreement to repurchase or reimburse); and (f) any indebtedness secured by any lien on such Person’s assets other than Permitted Liens.
     “Independent Accounting Firm” shall have the meaning ascribed to such term in Section 2.08(c) hereof.
     “Intellectual Property” means all Software (as hereinafter defined), patents, industrial designs, copyrights, works of authorship, benefits of moral rights waivers, technology, trade secrets, including methods, techniques, processes and know-how, inventions, proprietary data, formulae and research and development data; all trademarks, trade names, trade dress, logos, domain names, service marks and service names; all registrations, applications, rights of priority, recordings, licenses and common-law rights relating thereto; all rights to sue at law or in equity for any past or future infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom, all rights to obtain renewals, reissues, continuations, reexaminations, divisions or other extensions of legal protections pertaining thereto and all goodwill relating to the foregoing.
     “Law” means, with respect to any Person, property, transaction, event or other matter, any foreign or domestic constitution, treaty, law, statute, regulation, code, ordinance, Governmental Order or other requirement having the force of law.

     “Leased Real Property” shall have the meaning ascribed to such term by Section 3.02(o) hereof.
     “Liability” means any debt, loss, damage, adverse claim, fine, penalty, liability or obligation of any kind, whether direct or indirect, known or unknown, asserted or unasserted, accrued or unaccrued, absolute, contingent, matured or unmatured, liquidated or unliquidated, disputed or undisputed, due or to become due and whether in contract, tort, strict liability or otherwise.
     “Losses” shall mean any and all damages (including but not limited to, exemplary or multiple damages or diminution in value, loss of profits or loss of business opportunity damages or other special, incidental, or consequential damages), Liabilities, deficiencies, claims, actions, demands, amounts paid in settlement, judgments, awards, interest, punitive losses, assessments, obligations, fines, penalties, Taxes or costs or expenses of whatever kind including costs of investigation and defense, court costs and reasonable attorneys’ fees and expenses.
     “Management Sellers” shall mean each of W. Brent Taylor, Frank J. Fulford, David M. Hughes, Duane Simmons, William Korth and Larry D. Inhelder.
     “March 31 Balance Sheet” means the consolidated balance sheet of the Business, dated as of March 31, 2011, a copy of which has been delivered to the Purchaser.
     “Material Adverse Effect” means a change, event, occurrence, violation, inaccuracy or circumstance, the effect of which is both material and adverse to: (a) the business, assets, properties, prospects, results of operations or condition (financial or otherwise) of the Company; or (b) the ability of the Sellers or Purchaser to consummate the transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not include: (i) changes in business or economic conditions affecting the U.S. or global economy generally; (ii) changes in the industry in which the Company operates generally; (iii) any act, omission or event to which the Purchaser has explicitly consented in writing; provided that, the exceptions noted in (b)(i) through (ii) set forth above shall not apply if and to the extent such change, implementation, adoption, or event has a disproportionately material effect on the Company, as compared to similarly situated companies in substantially the same industry.
     “Material Contracts” shall have the meaning ascribed to such term in Section 3.02(l) hereof.
     “Material Customers” shall have the meaning ascribed to such term in Section 3.02(p) hereof.
     “Material Suppliers” shall have the meaning ascribed to such term in Section 3.02(p) hereof.
     “Net Working Capital” means the Current Assets of the Company minus the Current Liabilities of the Company, determined as of the Effective Time by the Purchaser as contemplated by Section 2.08 hereof.

     “Objection Period” shall have the meaning ascribed to such term by Section 2.08(b) hereof.
     “Ordinary Course of Business” means an action taken by a Person that: (a) is consistent in all material respects in nature, scope, and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; and (b) does not require authorization by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature.
     “Payoff Statement” shall have the meaning ascribed to such term by Section 6.02(e) hereof.
     “Permit” means all approvals, licenses, permits, authorizations, certificates and registrations issued by any Person and applications therefor.
     “Permitted Liens” means each of the following: (a) liens for Taxes that are not yet due and payable; (b) requirements and restrictions of zoning, building and other Laws, rules and regulations that apply to the Leased Real Property; provided that the Company is in compliance with any such requirements, restrictions, Laws, rules and/or regulations; (c) statutory liens created in the Ordinary Course of Business which are not, individually or in the aggregate, material to the Business; and (d) liens arising under conditional sales contracts and equipment leases with third parties entered into in the Ordinary Course of Business.
     “Person” is to be broadly interpreted and includes any individual, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, unincorporated organization, Governmental Authority, association, trust or any other entity or organization and the executors, administrators or other legal representatives of an individual in such capacity.
     “Personal Property Leases” shall have the meaning ascribed to such term in Section 3.02(v)hereof.
     “Phoenix Lease” means that certain real property lease dated July 1, 2001 by and between 43rd Avenue/Jefferson Partnership and the Company relating to the property located at 50 South 43rd Avenue, Phoenix, Arizona.
     “Pre-Adjustment Remaining Holdback Amount” has the meaning ascribed to such term in Section 2.08(e) hereof.
     “Proposed Closing Balance Sheet” means a balance sheet of the Company, prepared by the Purchaser in accordance with GAAP and containing a statement of the Net Working Capital, determined as of the Effective Time.

     “Proposed Net Working Capital” has the meaning ascribed to such term in section 2.08(a) hereof.
     “Pro Rata Portion” means, with respect to each Seller, a percentage equal to (a) the number of Shares held by such Seller divided by (b) the aggregate number of Shares.
     “Purchaser” shall have the meaning ascribed to such term in the first paragraph of this Agreement.
     “Purchaser Indemnified Parties” shall have the meaning ascribed to such term in Section 7.02(a) hereof.
     “Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or dumping of Hazardous Materials into the environment.
     “Related Party Leases” shall mean, collectively, the Phoenix Lease, the Vineland Lease, the Virginia Lease, and the Union City Lease.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Seller(s)” shall mean each of the stockholders of the Company listed on Schedule 1 attached hereto, including but not limited to, the Management Sellers.
     “Seller Indemnified Parties” shall have the meaning ascribed to such term in Section 7.03(a) hereof.
     “Sellers’ Representative” shall have the meaning ascribed to such term in Section 9.01 hereof.
     “Shares” means the One Hundred and Ninety-Two Thousand (192,000) shares of common stock, no par value per share, of the Company.
     “Software” means any and all: (a) computer programs including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, including all software developed by, for, or in connection with the Business and all software that the Company licenses, leases or otherwise obtains, directly or indirectly, from third parties; (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flow charts and other work product used to design, plan, organize and develop any of the foregoing, screens, menus, buttons and icons; and (d) all documentation, including user manuals and other training documentation related to any of the foregoing.
     “Specified Representations” means the representations and warranties of the Sellers contained in Sections 3.01(a), (b), (c), the representations and warranties of the Management Sellers contained in Sections 3.02(a), (b), (c), (d) and (x), and the representations and warranties of the Purchaser contained in Sections 4.01, 4.02(a) and 4.04.

     “Specified Indemnity Claims” shall have the meaning ascribed to such term in Section 7.02(a) hereof.
     “Straddle Period” shall have the meaning ascribed to such term in Section 8.01.
     “Survival Period” shall have the meaning ascribed to such term by Section 7.01(a) hereof.
     “Target Net Working Capital” means the sum of Seven Million One Hundred Twenty-Two Thousand U.S. Dollars (US$7,122,000.00).
     “Tax Authority” means a Federal, State, local, national or foreign Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax, as the context requires.
     “Tax Returns” means all returns, information returns, reports, statements, schedules, notices, forms, elections, agreements or declarations filed or required to be filed with any applicable Governmental Authority in respect of Taxes, and the term “Tax Return” shall include any one of the foregoing Tax Returns as well as any foreign bank account filing requirements.
     “Tax or Taxes” means all Federal, State, local or foreign taxes, charges, fees, levies or other assessments, including without limitation, all net income, gross income, gross receipts, goods and services, harmonized sales, value added, activity, capital, capital stock, inventory, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs, duties, fees, or similar charges, in the nature of a tax and any interest, fines and penalties, in all cases imposed by any Governmental Authority in respect thereof and whether disputed or not, and any tax resulting from indemnification for taxes or otherwise.
     “Third Party Claim” shall have the meaning ascribed to such term in Section 7.04(a) hereof.
     “To the knowledge of,” “known by” or “known” (and any similar phrase) means: (a) with respect to the Company, matters known by the Management Sellers and Donald Laughlin after a reasonably detailed investigation and matters, which such individuals would reasonably be expected to have in the ordinary course performance of their duties, including, but not limited to, their responsibilities in connection with the transactions contemplated by this Agreement; (b) with respect to the Management Sellers, matters known by the Management Sellers after a reasonably detailed investigation and matters, which such individuals would reasonably be expected to have in the ordinary course performance of their duties, including, but not limited to, their responsibilities in connection with the transactions contemplated by this Agreement; and (c) for the purposes of Section 3.01 only, with respect to the Sellers, matters actually known by the Sellers.

     “Union Agreement” means that certain agreement by and between the Company and the Sheet Metal Workers’ International Association Local Union No 170, Affiliated with The AFL-CIO that runs from May 2010 through April 2011.
     “Union City Lease” means that certain real property lease dated July 1, 1999 by and between Ari-Cal, L.L.C. and the Company (as successor in interest to Kaibib Metals, Inc.) relating to the property located at 1000 Whipple Road, Union City, California.
     “Vineland Lease” means that certain real property lease dated July 1, 2001 by and between Ari-Pac Investments and the Company relating to the real property located at 1315 Vineland Avenue, Baldwin Park, California.
     “Virginia Lease” means that certain real property lease dated July 1, 2001 by and between Ari-Pac Investments and the Company relating to the property located at 1450 Virginia Avenue, Baldwin Park, California.
     “WARN Act” means the United States Worker Adjustment and Retraining Notification Act and the rules and regulations promulgated thereunder.
     1.02 Rules of Construction. (a) Unless the context of this Agreement otherwise clearly requires: (i) references to the plural include the singular, and references to the singular include the plural; (ii) references to any gender include the other genders; (iii) the words “include,” “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation”; (iv) the term “or” has the inclusive meaning represented by the phrase “and/or”; (v) the terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (vi) the terms “day” and “days” mean and refer to calendar day(s); (vii) the terms “year” and “years” mean and refer to calendar year(s); and (viii) the term “dollars” shall mean United States dollars.
               (b) Unless otherwise set forth herein, references in this Agreement to: (i) any document, instrument or agreement (including this Agreement): (A) includes and incorporates all exhibits, schedules and other attachments thereto; and (B) means such documents, instruments or agreements, as amended, modified or supplemented from time to time; and (ii) a particular Law means such Law as in effect (including any amendments, modifications or supplements thereto) on the date hereof and as of the Effective Time. All Article, Section, Exhibit and Schedule references herein are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified. This Agreement shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if all parties had prepared it.

ARTICLE 2.
PURCHASE AND SALE
     2.01 Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, on the Closing Date, each Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase from each Seller, the Shares owned by such Seller set forth opposite such Seller’s name on Schedule 1 hereto free and clear of all Encumbrances.
     2.02 Payment of the Estimated Closing Purchase Price. (a) On the Closing Date, the Purchaser shall pay, by wire transfer of immediately available funds in amounts and to the respective accounts designated by Sellers’ Representative to Purchaser in writing at least three (3) Business Days prior to the Closing Date, an amount equal to the Estimated Closing Purchase Price minus $2,000,000.00 (the amount of the Estimated Closing Purchase Price minus $2,000,000.00 being hereinafter the “Closing Payment”) as follows:
               (i) pursuant to the instructions of the Sellers’ Representative, such amounts as are necessary to pay all Company Transaction Expenses and such amounts as are necessary to pay the full amount of the Indebtedness of the Company as of the Closing Date as reflected in the Payoff Statements; and
               (ii) pursuant to the instructions of the Sellers’ Representative, the balance of the Closing Payment to the Sellers (the “Closing Sellers’ Payment”).
          (b) On the first Business Day following the end of the five hundred and forty (540) day period beginning on the first day following the Closing, the Purchaser shall pay the Sellers’ Representative in immediately available funds via wire transfer to an account designated by the Sellers’ Representative in writing for further distribution to the Sellers, the amount, if any, by which: (i) $2,000,000.00 (the “Holdback Amount”); exceeds: (ii) the sum of (A) any amounts determined to be due and owing to the Purchaser pursuant to the provisions of Section 2.08 hereof; (B) the amount of any undisputed Losses, which it has been determined, either by agreement between the Purchaser and Sellers’ Representative or by a final non-appealable order of a court or other applicable Governmental Authority, that the Purchaser Indemnified Parties are entitled to be indemnified against pursuant to the provisions of Article 7 hereof; and (C) the amount of any indemnification claims made by the Purchaser Indemnified Parties pursuant to Article 7 hereof which have not yet been resolved (each a “Disputed Claim”) (the aggregate amount retained by the Purchaser relating to all Disputed Claims is hereinafter referred to as the “Disputed Claims Amount”). The Purchaser will retain the Disputed Claims Amount until each Disputed Claim is resolved by the mutual agreement of the Sellers’ Representative and the Purchaser or until each such claim is resolved pursuant to a final, non-appealable determination of a court or other applicable Governmental Authority. Within five (5) Business Days following the resolution of any Disputed Claim, the Purchaser shall pay Sellers’ Representative, via wire transfer to an account designated by the Sellers’ Representative in writing for further distribution to the Sellers, the amount, if any, by which the portion of the Disputed Claims Amount relating to such Disputed Claim exceeds the sum of: (y) the portion of the Disputed Claim which is determined to be due and owing to a Purchaser Indemnified Party pursuant to the resolution of such Disputed Claim; and (z) the aggregate amount, if any, of the Disputed Claims Amount relating to all unresolved Disputed Claims.
     2.03 Calculation of Estimated Closing Purchase Price. (a) Sellers shall deliver to Purchaser, at least five (5) business Days prior to the Closing Date: (i) an estimated balance sheet of the Company, prepared by Sellers in good faith and in accordance with GAAP and dated as of the Closing Date (such balance sheet being hereinafter the “Estimated Closing Balance Sheet”); (ii) a written statement, prepared by Sellers in good faith and setting forth in reasonable detail, an estimate of the Net Working Capital of the Company as of the Closing Date (the amount of the Net Working Capital of the Company as set forth in such statement being hereinafter the “Estimated Net Working Capital”); and (iii) a written statement containing a calculation of the amount of the Estimated Closing Purchase Price.
          (b) If the Estimated Net Working Capital as set forth in the written statement to be delivered by Sellers to Purchaser is equal to the Target Net Working Capital, the Estimated Closing Purchase Price shall be an amount equal to the Base Purchase Price. If the Estimated Net Working Capital as set forth in the written statement to be delivered by Sellers to Purchaser exceeds the amount of the Target Net Working Capital, the Estimated Closing Purchase Price shall be an amount equal to the Base Purchase Price plus the amount by which the Estimated Net Working Capital exceeds the Target Net Working Capital. If the Estimated Net Working Capital as set forth in the written statement to be delivered by Sellers to Purchaser is less than the amount of the Target Net Working Capital, the Estimated Closing Purchase Price shall be an amount equal to the Base Purchase Price minus the amount by which the Target Net Working Capital exceeds the Estimated Net Working Capital.
     2.04 Closing Cash. Not more than five (5) Business Days following the Closing Date, Purchaser will: (a) determine all cash and cash equivalents of the Company, which were on hand as of the Closing Date (“Closing Cash”); and (b) pay via wire transfer to Sellers’ Representative for further payment to the Sellers, the aggregate amount of all Closing Cash, less the aggregate amount, if any, of any outstanding checks issued by the Company out of the bank accounts where Closing Cash is located.
     2.05 Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Shares shall take place and become effective at a closing (the “Closing”) to be held at the offices of Lippes Mathias Wexler Friedman LLP on June 3, 2011 or on such other date as may be mutually agreed to by the parties (the date on which the Closing occurs being hereinafter the “Closing Date”). The parties may also agree to close the transactions contemplated hereby through the mutual exchange of documents and funds in a manner acceptable to the parties and their respective counsel without the need for a meeting of the parties to conduct the Closing. Notwithstanding the actual occurrence of the Closing at any particular time on the Closing Date, the Closing shall be deemed to occur and be effective at the Effective Time.
     2.06 Closing Deliveries by the Sellers. At the Closing, subject to satisfaction or waiver of each of the conditions to the obligations of the Sellers set forth in Section 6.01 of this Agreement, Sellers shall deliver or cause to be delivered to the Purchaser the following:

          (a) stock certificates representing the Shares duly endorsed in blank or accompanied by stock transfer powers and with all requisite stock transfer tax stamps attached;
          (b) the certificates and agreements referred to in Section 6.02(a), Section 6.02(d) and Section 6.02(e);
          (c) copies of all consents and waivers referred to in Section 6.02(c);
          (d) a written resignation from each director and officer of the Company;
          (e) minute books of the Company; and
          (f) such other documents as the Purchaser shall reasonably request.
     2.07 Closing Deliveries by the Purchaser. At the Closing, subject to satisfaction or waiver of each of the conditions to the obligations of the Purchaser set forth in Section 6.02 of this Agreement, the Purchaser shall deliver or cause to be delivered:
          (a) the Closing Sellers’ Payment, via wire transfer to the account(s) specified by the Company;
          (b) a payment, by wire transfer of immediately available funds to such accounts as may be specified by written instructions of the Sellers’ Representative, of such amounts as are necessary to pay all Indebtedness of the Company and Company Transaction Expenses;
          (c) the payments specified in the Non-Competition Agreements referred to in Section 6.02(j) hereof;
          (d) the certificate referred to in Section 6.01(a); and
          (e) such other documents as Sellers shall reasonably request.
2.08 Post Closing Adjustment to Estimated Closing Purchase Price. The Estimated Closing Purchase Price shall be subject to adjustment after the Closing as follows:
          (a) The Purchaser shall prepare and deliver to Sellers’ Representative no later than the end of the one hundred eighty (180) day period beginning on the first day following the Closing Date: (i) a Proposed Closing Balance Sheet; and (ii) a written statement prepared by Purchaser based on the Proposed Closing Balance Sheet and setting forth in reasonable detail, the Net Working Capital of the Company as of the Effective Time (the amount of the Net Working Capital of the Company as set forth in such statement being hereinafter the “Proposed Net Working Capital”).
          (b) The Proposed Closing Balance Sheet and the Proposed Net Working Capital as contained in the statement delivered to Sellers’ Representative shall be deemed to be final, binding and conclusive on the parties (at which time the Proposed Closing Balance Sheet shall be deemed to constitute the Closing Balance Sheet and the Proposed Net Working Capital shall be deemed to be the Closing Net Working Capital) upon the earliest of: (i) the date on which Sellers’ Representative delivers an Acceptance Notice to the Purchaser; (ii) in the event that Sellers’ Representative does not deliver an Acceptance Notice or a Dispute Notice to the Purchaser before the end of the sixty (60) day period beginning on the first day following the date on which the Proposed Closing Balance Sheet is delivered by the Purchaser to Sellers’ Representative (such period being hereinafter the “Objection Period”), the first day following the expiration of such Objection Period; and (iii) in the event that Sellers’ Representative delivers a Dispute Notice to the Purchaser within the Objection Period, the date on which all disputes between Sellers’ Representative and the Purchaser concerning the amount of the Net Working Capital as of the Effective Time have been resolved in writing, whether by agreement of the Purchaser and Sellers’ Representative or by the Independent Accounting Firm as provided for by Section 2.08(c) hereof.
          (c) During the Objection Period, the Purchaser shall provide Sellers’ Representative with access to all of the documents, books and records used by the Purchaser in preparing the Proposed Closing Balance Sheet and the Proposed Net Working Capital. Sellers’ Representative shall have the right to either accept or dispute the amounts reflected on the Proposed Closing Balance Sheet, including the amount of the Proposed Net Working Capital as reflected therein by delivering written notice (as applicable, an “Acceptance Notice” or a “Dispute Notice”) to the Purchaser before the expiration of the Objection Period. The Dispute Notice shall identify with reasonable particularity each disputed item on the Proposed Closing Balance Sheet, shall specify the amount of such dispute and shall set forth the general basis for each item in dispute. In the event of any such dispute, Sellers’ Representative and the Purchaser shall attempt in good faith to reconcile their dispute, and any resolution by them as to any disputed items shall be final, binding and conclusive on Sellers and the Purchaser. If Sellers’ Representative and the Purchaser are unable to reach a resolution of their differences within thirty (30) days following the date on which Sellers’ Representative delivers the Dispute Notice to the Purchaser (or such longer period as they may agree in writing), then Sellers’ Representative and the Purchaser shall promptly submit any remaining disputed items to a mutually agreeable third-party independent accounting firm (the “Independent Accounting Firm”). If any remaining disputed items are submitted to the Independent Accounting Firm for resolution: (i) each party will furnish to the Independent Accounting Firm such workpapers and other documents and information relating to the remaining disputed items as the Independent Accounting Firm may reasonably request and are available to such party, and each party will be afforded the opportunity to present to the Independent Accounting Firm any material relating to the disputed items and to discuss (in the presence of the other party) the resolution of the disputed items with the Independent Accounting Firm; (ii) each party will use its good faith efforts to work with the other party and the Independent Accounting Firm to resolve the disputed items within thirty (30) days of submission of the disputed items to the Independent Accounting Firm; and (iii) the determination by the Independent Accounting Firm, as set forth in a written notice to Sellers’ Representative and the Purchaser setting forth the reasons underlying such determination, shall be final, binding and conclusive on Sellers and the Purchaser. The fees and disbursements of the Independent Accounting Firm shall be allocated between the Sellers on the one hand and the Purchaser on the other hand in the same proportion that the aggregate dollar amount of the disputed items submitted to the Independent Accounting Firm that is unsuccessfully disputed by the Sellers or the Purchaser, as the case may be, bears to the total dollar amount of the disputed items submitted to the Independent Accounting Firm. If Sellers’ Representative delivers a Dispute Notice to the Purchaser before the expiration of the Objection Period, the Net Working Capital as of the Effective Time as determined by written agreement of Sellers’ Representative and the Purchaser, or as determined by the Independent Accounting Firm, shall be deemed to be the Closing Net Working Capital and shall be conclusive and binding on Sellers and the Purchaser. In addition, if Sellers’ Representative delivers a Dispute Notice to the Purchaser before the expiration of the Objection Period, the Proposed Closing Balance Sheet, as adjusted, if applicable, to reflect the resolution of the dispute between Sellers’ Representative and the Purchaser (whether such resolution arises as a result of an agreement between Sellers’ Representative and the Purchaser or a determination of the Independent Accounting Firm) shall be deemed to be the Closing Balance Sheet and such Closing Balance Sheet shall be conclusive and binding on the Sellers and the Purchaser.
          (d) In the event that the Closing Net Working Capital as finally determined pursuant to Section 2.08(b) or (c) above is equal to the Target Net Working Capital, the Final Purchase Price shall be an amount equal to the Base Purchase Price. In the event that the Closing Net Working Capital as finally determined pursuant to Section 2.08(b) or (c) above is greater than the Target Net Working Capital, the Final Purchase Price shall be an amount equal to the Base Purchase Price plus the amount by which the Closing Net Working Capital exceeds the Target Net Working Capital. In the event that the Closing Net Working Capital as finally determined pursuant to Section 2.08(b) or (c) above is less than the Target Net Working Capital, the Final Purchase Price shall be an amount equal to the Base Purchase Price minus the amount by which the Target Net Working Capital exceeds the Closing Net Working Capital.
          (e) Within ten (10) Business Days after the Proposed Closing Balance Sheet is deemed to be final, binding and conclusive on the parties, a cash adjustment to the amount of the Estimated Closing Purchase Price shall be made, on a dollar-for-dollar basis, as follows: (i) in the event that the Final Purchase Price exceeds the Estimated Closing Purchase Price, the Purchaser shall pay, by wire transfer of immediately available funds to an account or accounts specified in writing by the Sellers’ Representative, an aggregate amount equal to the amount by which the Final Purchase Price exceeds the Estimated Closing Purchase Price; (ii) in the event that the Final Purchase Price is less than the Estimated Closing Purchase Price but greater than an amount equal to the Estimated Closing Purchase Price minus the Holdback Amount, reduced by the amount of any Losses for which Purchaser is entitled to be indemnified by Sellers pursuant to Section 7.02 hereof (including the amount of any Losses which Purchaser has claimed it is entitled to be indemnified against but which obligation to indemnify is being disputed by Sellers) (the Holdback Amount reduced by such amount being hereinafter the “Pre-Adjustment Remaining Holdback Amount”) the amount which the Purchaser is required to pay to the Sellers at the end of the five hundred forty (540) day period described in Section 2.02(b) hereof shall be reduced by an amount equal to the amount by which the Estimated Closing Purchase Price exceeds the Final Purchase Price; and (iii) in the event that the Final Purchase Price is less than an amount equal to the Estimated Closing Purchase Price minus the Pre-Adjustment Remaining Holdback Amount, each Seller shall pay to the Purchaser, by wire transfer to an account specified in writing by Purchaser, their Pro Rata Portion of the amount by which: (A)(I) the Estimated Closing Purchase Price; minus (II) the Pre-Adjustment Remaining Holdback Amount; exceeds (B) the Final Purchase Price.
ARTICLE 3.
REPRESENTATIONS AND WARRANTIES OF SELLERS
     3.01 Sellers. Each Seller, hereby, severally, makes the following representations and warranties, as of the date hereof and as of the Effective Time, which representations and warranties shall be qualified by the Disclosure Schedules.
          (a) Authorization of Agreement. The Seller has all requisite power, authority and legal capacity to execute and deliver this Agreement and any other documents, instruments, certificates or agreements required to be executed and/or delivered pursuant to the terms of this Agreement (the “Ancillary Agreements”) to which he, she or it is a party and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and when executed and delivered by the Seller, each Ancillary Agreement to which such Seller is a party will be, duly and validly executed and delivered by such Seller and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of such Ancillary Agreements, when executed and delivered, will constitute, a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to rules of law governing specific performance, to injunctive relief and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
          (b) Share Ownership and Transfer.
               (i) The Seller is the record and beneficial owner of the Shares which are indicated as being owned by such Seller on Schedule 1. All of the Shares which are identified as being owned by such Seller on Schedule 1 are owned by the Seller free and clear of any and all Encumbrances and, at the Closing, the Purchaser will acquire good, valid and marketable title to the Shares, free and clear of all Encumbrances (other than as contemplated by Section 4.06).
               (ii) There is no existing option, warrant, call, right, commitment or other agreement of any character to which the Seller is a party or which are binding on the Seller and, to the knowledge of the Seller, there are no securities of the Company outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock, ownership interests or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock, ownership interests or other equity securities of the Company. Other than this Agreement, none of the Shares owned by the Seller are subject to any voting trust agreement or other Contract, commitment, agreement, pooling arrangement or arrangement restricting or relating to the voting or dividend rights or disposition of such Shares.

          (c) No Conflict. Except as listed and described in Schedule 3.01(c), assuming that all consents, approvals, authorizations and other actions listed and described in Schedule 3.01(c) have been obtained and all filings and notifications listed and described in such Schedule have been made, the execution, delivery and performance of this Agreement and each of the Ancillary Agreements by the Seller, does not and will not: (a) violate, conflict with or result in the breach of any provision of its organizational documents; or (b) conflict with or violate any Law or Governmental Order applicable to such Seller or any of his, her or its respective assets, properties or businesses.
          (d) Governmental Consents. The execution, delivery and performance of this Agreement and the Ancillary Agreements by the Seller does not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority.
          (e) Litigation. Except as set forth on Schedule 3.01(e), there is no Action pending or to the knowledge of the Seller, threatened against the Seller that is reasonably likely to prevent or materially delay consummation of the transactions contemplated by this Agreement.
     3.02 Management Sellers.
Each of the Management Sellers, hereby, makes the following representations and warranties, as of the date hereof and as of the Effective Time, which representations and warranties shall be qualified by the Disclosure Schedules.
          (a) Organization, Authority and Qualification of the Company. The Company is duly organized and validly existing under the laws of its jurisdiction of organization and has all necessary power and authority to own, operate or lease all the properties and assets now owned, operated or leased by it, to perform all its obligations under its Contracts and to conduct the Business as it has been and is now being conducted. The Company is duly qualified to do business and is in good standing in: (i) each jurisdiction in which the properties owned or leased by it are located; and (ii) where the operation of its Business makes such qualification necessary or desirable. Schedule 3.02(a) attached hereto contains a list of the jurisdictions of organization of the Company and a list of all jurisdictions in which the Company is duly qualified or registered to do business.
          (b) Subsidiaries. The Company does not own, directly or indirectly, any capital stock or other equity interest in any Person.
          (c) Capitalization; Officers and Directors. (i) The authorized capital stock of the Company consists of an aggregate of one million shares of common stock, no par value per share. The Shares constitute all of the issued and outstanding capital stock of the Company. The Shares were duly authorized for issuance and are validly issued in compliance with applicable Law and are fully paid and non-assessable.

          (ii) There is no existing option, warrant, call, right, commitment or other agreement of any character to which the Company is a party or which are binding on the Company and there are no securities of the Company outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock, ownership interests or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock, ownership interests or other equity securities of the Company. Other than this Agreement, none of the Shares are subject to any voting trust agreement or other Contract, commitment, agreement, pooling arrangement or arrangement restricting or relating to the voting or dividend rights or disposition of the Shares.
               (iii) Schedule 3.02(c) identifies all of the officers and directors of the Company.
          (d) No Conflict. Except as listed and described in Schedule 3.02(d), assuming that all consents, approvals, authorizations and other actions listed and described in Schedule 3.02(d) have been obtained and all filings and notifications listed and described in Schedule 3.02(d) have been made, the execution, delivery and performance of this Agreement and each of the Ancillary Agreements by each of the Sellers, does not and will not: (a) violate, conflict with or result in the breach of any provision of the Company’s Certificate of Incorporation or By-laws; (b) conflict with or violate any Law or Governmental Order applicable to the Company or any of its assets, properties or businesses; or (c) conflict in any way with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become such a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets of the Company under the terms of any Material Contract.
          (e) Governmental Consents and Approvals. Except as otherwise described in Schedule 3.02(e), the execution, delivery and performance of this Agreement and the Ancillary Agreements by each of the Sellers does not require the Company to obtain any consent, approval, authorization or other order of or require any action by, filing with or notification to any Governmental Authority.
          (f) Financial Information. Prior to the date hereof, the Company has delivered to the Purchaser true and complete copies of (a) the March 31 Balance Sheet and the related statements of income and cash flows for the 9 month period then ended, and (b) true and complete copies of a balance sheet for the Business as of June 30, 2010 and June 30, 2009 and the related statements of income and cash flows for each twelve (12) month period then ended (together with the financial statements referred to in subdivision (a) of this Section, collectively referred to herein as the “Financial Statements”). The Financial Statements (x) were prepared in good faith from the books and records of the Business in accordance with GAAP, (y) present fairly the financial condition and results of operations of the Company as of the dates thereof or for the periods covered thereby and (z) include all adjustments that are necessary for a fair presentation of the financial condition of the Business and the results of the operations of the Business as of the dates thereof or for the periods covered. The inventories of the Company are and at all times prior to the date hereof have been valued using a last in first out (LIFO) valuation methodology.

          (g) No Undisclosed Liabilities. Except as set forth in the Financial Statements or in Schedule 3.02(g), there are no Liabilities of the Business, other than Liabilities which have been incurred since March 31, 2011 in the Ordinary Course of Business.
          (h) Permits. Schedule 3.02(h) sets forth a correct and complete list and description of all Permits required to conduct the Business, as conducted on the date hereof. All of the Permits listed on Schedule 3.02(h) are in the possession of the Company, are in full force and effect and the Company is operating in compliance therewith. The failure to obtain (or maintain) a Permit from any such Person with respect to any products sold by the Company will not have a material adverse effect on the sales of any of the products of the Company.
          (i) Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since June 30 2010, except as disclosed in Schedule 3.02(i), the Company has conducted its Business in the Ordinary Course of Business. As amplification and not in limitation of the foregoing, except as disclosed in Schedule 3.02(i), since June 30, 2010, the Company has not: (i) made any change in Tax or accounting methods, principles or practices or any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or Tax purposes or made or changed any Tax election, or settled any Tax controversy matter or matters; (ii) made any changes in the customary methods of operating its Business including, without limitation, practices and policies relating to marketing, selling and pricing; (iii) amended, terminated, cancelled or compromised any material claims; (iv) entered into any agreement, arrangement or transaction with any of its directors, officers, employees or stockholders other than those for compensation in the Ordinary Course of Business consistent with past practices; (v) acquired, sold, transferred or disposed of, or agreed to acquire, sell, transfer or dispose of, any material assets of the Business; (vi) incurred or created any Encumbrances on any of the assets of the Business; (vii) incurred any Liability outside the Ordinary Course of Business; (viii) made any distribution on its Shares, or redeemed or repurchased any of its Shares; (ix) agreed, whether in writing or otherwise, to take any action described in this Section 3.02(i); or (x) suffered any Material Adverse Effect.
          (j) Litigation. Except as set forth on Schedule 3.02(j), there is no Action pending or to the knowledge of the Company or the Management Sellers, threatened against the Sellers, the Company or the Business or its properties or assets before any court, or before any Governmental Authority. There is no Action pending or, to the knowledge of the Company or the Management Sellers, threatened against the Sellers or the Company that is reasonably likely to prevent or materially delay consummation of the transactions contemplated by this Agreement.
          (k) Compliance with Laws. The Company has conducted and continues to conduct, in all material respects, its Business in accordance with all Laws and Governmental Orders applicable to it and the Company is not in violation of any such Law or Governmental Order, or any judicial or administrative interpretation thereof. The Company has not, and no agent of the Business has, agreed to give, or has given, offered, authorized, promised, made or agreed to make, any gifts of money or thing of value (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee or any Person in a position to assist or hinder such Person in connection with any actual or proposed transaction other than payments required or permitted by Law and in compliance with the U.S. Foreign Corrupt Practices Act.
          (l) Material Contracts. On or prior to the date hereof, the Company has delivered to the Purchaser a true, complete and correct list of all of the following Contracts to which the Company is a party or by which any of its property or assets are bound (collectively, the “Material Contracts”): (i) Contracts with the Sellers, any Affiliate or any current or former officer or director of the Sellers or the Company which the Sellers or the Company, as the case may be, have any continuing liabilities or obligations; (ii) Contracts pursuant to which any party is required to purchase or sell a stated portion of its requirements or output from or to another party; (iii) Contracts for the sale of any assets of the Company other than in the Ordinary Course of Business; (iv) Contracts containing covenants of the Company not to compete in any line of business or with any other Person in any geographical area; (v) Contracts relating to the borrowing of money, including indebtedness under capital leases; (vi) any other Contracts that: (A) involve, individually, the expenditure by the Company of more than $50,000 annually, (B) are not cancelable upon 30 or fewer days’ notice without any Liability or (C) require performance by any party more than one year from the date hereof; (vii) Contracts that provide for the receipt of payment by the Company of $50,000 or more annually; (viii) Contracts requiring the Company to pay, perform, discharge or otherwise guarantee any debt or obligation of any Person; (ix) Contracts relating to ownership of equity interests in any Person; (x) Contracts containing any provisions that are contingent upon the occurrence of or prohibit any change in ownership of the Company; and (xi) Contracts (other than those disclosed in clauses (i) through (x) above) that: (A) are material to the Business and either (B) were entered into other than in the Ordinary Course of Business; or (C) are to be performed other than in the Ordinary Course of Business.
     All of the Material Contracts to which the Company is a party: (i) are the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, subject to applicable Law, bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to rules of law governing specific performance, to injunctive relief, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and (ii) are in full force and effect. The Company is not in default in any respect under any Material Contract and, to the knowledge of the Company and the Management Sellers, no other party is in default under the terms of any Material Contract. Prior to the date hereof, true, correct and complete copies of all Material Contracts have been provided to the Purchaser.
          (m) Intellectual Property. (i) The Company owns or has the right to use all of the Intellectual Property which is used by it in the conduct of the Business, free and clear of any Encumbrance or any payment (other than payments made under those licenses or other agreements described in 3.02(m)(ii), below, under which the Company obtains its rights from third parties).
               (ii) Schedule 3.02(m)(ii) sets forth a true and complete list of each: (A) patent, trademark or copyright used in connection with the Business or any application for any patent, trademark or copyright used in connection with the Business, which in any case is registered, filed or pending with the United States Patent and Trademark Office, the United

States Copyright Office or the corresponding office of any other jurisdictions; (B) any license or other agreement under which the Company obtains rights from third parties to use any Intellectual Property except for “off-the-shelf” Software; (C) any trade names used in connection with the Business; or (D) any domain name used in connection with the Business. Neither the Intellectual Property nor the conduct of Business conflicts with or infringes upon any Intellectual Property owned by any third party. No Person has asserted to the Company or to the Sellers in writing (or otherwise) that the Intellectual Property of the Company or the conduct of the Business conflicts with or infringes upon, any Intellectual Property owned by any third party. Except as disclosed in Schedule 3.02(m)(ii), the Company has not granted any outstanding licenses or other rights, or obligated itself to grant licenses or other rights in or to any of the Intellectual Property.
               (iii) Except as set forth on Schedule 3.02(m)(iii), at the Effective Time, the Company will own or hold a valid license to use the Intellectual Property set forth in Schedule (m)(ii), free and clear of all Encumbrances other than Permitted Liens.
               (iv) The Company has taken reasonable steps to maintain the confidentiality of any trade secrets that are material to its business.
          (n) Owned Real Property. The Company does not own any real property.
          (o) Leased Real Property. Schedule 3.02(o) attached hereto sets forth, as of the date hereof, the street address of each parcel of real property which is leased by the Company as lessee together with the identity of the lessor of such real property (all such real property being hereinafter collectively the “Leased Real Property”). The Company has a valid and enforceable leasehold interest under each such lease for the Leased Real Property which it is a party to and none of the Sellers or the Company are in default under any such real property lease, nor have any of them received any notice of any default or event that, with notice or lapse of time, or both, would constitute a default by the Company of the terms of any such real property lease. There are no parties other than the Company in possession of the portion of any parcel of Leased Real Property which is leased by the Company, and there are no subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any such portion of the Leased Real Property. Prior to the date hereof, true, correct and complete copies of each lease of any Leased Real Property have been delivered to the Purchaser. Except as set forth on Schedule 3.02(o), the Company does not occupy any real property or improvements other than the Leased Real Property.
          (p) Top Fifteen Customers and Suppliers. On or prior to the date hereof, the Company has delivered to the Purchaser a true and complete list of: (i) the names of the top fifteen (15) customers of the Business (the “Material Customers”), by revenue during the preceding two (2) years and the percentage of revenue represented by each such customer during the preceding two (2) years; and (ii) the top fifteen (15) suppliers of the Business (the “Material Suppliers”) by payments during the preceding two (2) years and the percentage of total payments to suppliers represented by each such supplier during the preceding two (2) years. Except as set forth in Schedule 3.02(p): (i) there has been no adverse change in the business relationship of the Company with any of the Material Customers or Material Suppliers; (ii) there are no outstanding disputes with any customer or supplier of the Business; and (iii) no Material Customer or Material Supplier has notified Sellers or the Company in writing or otherwise that it intends to cease doing business with the Company, that it will materially reduce its business with the Company, or that it will require any modification of the terms of its agreements with the Business.
          (q) Taxes. All Tax Returns required to be filed with respect to the Business have been timely filed and all such Tax Returns are true, correct and complete in all material respects and were prepared in compliance with applicable Law. The Company has paid (or caused to be paid) or has withheld and remitted to the appropriate Taxing Authority all Taxes due and payable, or, where payment is not yet due, has established in accordance with GAAP, an adequate accrual for all Taxes. All Taxes shown on such Tax Returns or otherwise due or payable have been timely paid except as expressly reserved for current taxes payable. Neither the Internal Revenue Service nor any other Tax Authority is currently claiming or asserting against the Company, any adjustment, deficiency or claim for payment of additional Taxes, nor, to the knowledge of the Company and the Management Sellers, is there any basis for any such claim or assertion. No Tax examinations or audits of the Company are in progress or have taken place during the past two (2) years nor have any assessments or reassessments been issued or outstanding and all deficiencies asserted or assessments or reassessments made against the Company (which are not being contested) as a result of any examination by any Tax Authority have been paid. There are no pending or, to the knowledge of the Company and the Management Sellers, threatened Actions, audits, assessments or proceedings for the assessment, reassessment or collection of Taxes against the Company and there are no Tax liens on any assets of the Company. The Company is not a party to any agreement or arrangement that would result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code by reason of the transactions contemplated hereby and the Company has not, at any time, been a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax potentially applicable as a result of such membership or holding has not expired. The Company is not bound by any Tax sharing agreement, Tax indemnity obligation or similar Contract or practice. The Company does not have any private letter rulings outstanding. The Company is a United States Person as defined in Section 7701(a)(30) of the Code. The Company has delivered to the Purchaser true and complete copies of all Federal and State income Tax Returns of the Company for all open taxable years and no claim has been made since January 1, 2006 by a Tax Authority in a jurisdiction in which Tax Returns are not filed by the Company, that the Company is subject to taxation by that jurisdiction.
          (r) Environmental Matters. The Company has complied in all respects with all Environmental Laws applicable to the Company, the Business and the Leased Real Property, and no material expenditures are required in order to comply with existing Environmental Laws and regulations. Except as set forth on Schedule 3.02(r), neither the Company nor any Management Seller is aware of any facts or circumstances that exist with respect to the past or present operations or facilities of the Company, including but not limited to the Leased Real Property, which would give rise to a Liability or corrective or remedial obligation under any such Environmental Law.

          (s) Employee Plans. (i) Schedule 3.02(s)(i) sets forth a true and complete list of all employee benefit plans (within the meaning of Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, executive compensation, retiree medical or life insurance, retirement, supplemental retirement, severance or other benefit plans, programs or arrangements in which current or former employees of the Company participate, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the Company or any of its Affiliates for the benefit of any current or former employee, officer or director of the Company regardless of whether such plans, programs or arrangements are being assumed by the Purchaser (hereinafter the “Employee Plans”). Except as provided in Schedule 3.02(s)(i), each Employee Plan is in writing and prior to the date hereof, the Company has delivered to the Purchaser true and correct copies of each such Employee Plan as amended through the date hereof, together with all related documentation including, without limitation, funding and investment management agreements and the most recently issued summary plan descriptions, the most recent actuarial reports, trust statements, insurance contracts, financial and assets statements, administrative services agreements and all correspondence with all regulatory authorities or other relevant Persons with respect to any issues related to such Employee Plans which, as of the date hereof, is not resolved without further obligation or liability of the Company. No changes have occurred or are expected to occur which would affect the information contained in the actuarial reports, financial or asset statements required to be provided to Purchaser pursuant to the terms of this Section. No Employee Plan is subject to the Laws of any jurisdiction other than the United States or any State thereof. The Company has not made an express or implied commitment to modify, change or terminate any Employee Plan other than a modification, change or termination required by Law.
               (ii) Except as provided in Schedule 3.02(s)(ii), neither the Company nor any trade or business that is required to be aggregated with the Company under Code Section 414(o) or Section 4001 of ERISA (an “ERISA Affiliate”) contributes to or has ever contributed to or has any liability or contingent liability with respect to any “multiemployer plan” within the meaning of Section 3(37) of ERISA, a “multiple employer plan” within the meaning of Section 210 of ERISA or Code Section 413, a pension plan subject to Title IV of ERISA or Code Section 412, or a “welfare benefit fund” within the meaning of Code Section 419.
               (iii) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS that it is so qualified, and each related trust which is intended to be exempt from federal income Tax pursuant to Section 501(a) of the Code, has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter that would adversely affect such qualification, tax-preferred or tax exempt status, as the case may be.
               (iv) No Liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full and no condition exists that presents a risk to the Company or any ERISA Affiliate of incurring any such Liability, other than Liabilities due to the Pension Benefit Guaranty Corporation (which premiums have been paid when due). No Employee Plan that is subject to Title IV of ERISA or Section 412 of the Code or any trust established thereunder has failed to satisfy the applicable

“minimum funding standard” as defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, as of the last date of the most recent fiscal year of each such plan that ended prior to Closing.
               (v) With respect to each Employee Plan in which employees of the Company participate, the Company is not currently liable for any Tax arising under Section 4971, 4972, 4975, 4976, 4978, 4979, 4980 or 4980B of the Code, and no fact or event exists which would give rise to any such Liability. The Company has not incurred any Liability under or arising out of ERISA, the Health Insurance Portability and Accountability Act of 1996 and the Family Medical Leave Act of 1993 and no fact or event exists that would result in such a Liability. None of the assets of the Company are the subject of any lien arising under ERISA or the Code and no fact or event exists which would give rise to any such lien.
               (vi) The Company has performed all of its obligations under the Employee Plans to the extent required by applicable Law. Each Employee Plan is now and has at all times prior to the date hereof been operated in all material respects in accordance with the requirements of all applicable Laws, including, without limitation, ERISA and the Code. Except as set forth on Schedule 3.02(s)(vi), the Financial Statements reflect accruals of all amounts of employer contributions and premiums accrued by the Company in respect of employees employed or Persons formerly employed by the Company but unpaid with respect to the Employee Plans as of the date of such statements.
               (vii) Except for claims for benefits arising in the ordinary course with respect to any Employee Plan, there are no claims, actions, suits, proceedings, investigations or hearings pending or, to the Company’s or the Management Sellers’ knowledge, threatened with respect to any Employee Plan or any fiduciary thereof, and there exists no condition or set of circumstances which could reasonably be expected to subject the Company to any Liability under the terms of or with respect to any Employee Plan or under ERISA, the Code, or applicable Law.
               (viii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement (whether alone or together with another event such as termination of employment) will (i) entitle any individual to severance pay, (ii) accelerate the time of payment or vesting under any Employee Plan or other agreement, (iii) trigger any funding (though a grantor trust or otherwise) of any compensation, severance or other benefit under any Employee Plan or other agreement to which the Company is a party, or (iv) increase the amount of compensation or benefits due to any individual.
               (ix) Each Employee Plan that is a “nonqualified deferred compensation plan” (within the meaning of Code Section 409A(d)(1)) and is subject to the requirements of Code Section 409A is in compliance with Code Section 409A and all guidance issued by the IRS or United States Department of Treasury.
          (t) Labor Matters. (i) On or prior to the date hereof, the Company has provided a true, correct and complete list, of the names, positions, locations, dates of hire and compensation of all employees (including those on leave of absence and layoff status) and the names and current compensation levels of all consultants or independent contractors who provide services to the Business. To the extent required by Law, all employees of the Company have completed, and the Company has retained for each such employee, a Form I-9 (Employment Eligibility Verification) and all appropriate supporting documentation for each employee. The Company does not have any employees for whom it currently has petitions or applications for immigration benefits pending with the U.S. Citizenship and Immigration Services or the United States Department of Labor. The Company has not made any representations to any Person concerning any sponsorship for temporary or permanent immigration status.
               (ii) Except for the Union Agreement, the Company is not a party to any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any employees. There is no other union organization activity or any application for certification of a collective bargaining agent involving any of the employees pending or, to the knowledge of the Company or the Management Sellers, threatened. The Company and the conduct of the Business are in compliance with all Laws relating to the employment of labor, including all such Laws relating to employment practices, wages, hours, occupational safety and health, the WARN Act and any similar state or local “mass layoff” or “plant closing” Law. During the three year period ending on the date hereof, there has been no “mass layoff” or “plant closing” (as defined by the WARN Act) with respect to the Company. The Business has not, during the last three (3) years, experienced any and there are no currently threatened, strikes, slowdowns, picketing or work stoppages. There is no material charge, grievance proceeding or other claim pending, or to the knowledge of the Company or the Management Sellers threatened, against or affecting the Company relating to the alleged violation of any Law pertaining to labor relations or employment matters including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable Governmental Authority.
               (iii) The Company has delivered or made available to the Purchaser true and complete copies of all current employee manuals and handbooks relating to the employment of employees.
               (iv) The Company has fulfilled all consultation and notification requirements to any union, work council or other similar labor organization as may be required as a result of the consummation of this Agreement and has obtained all approvals from such unions, work councils or other labor organizations as may be required for the consummation of the transactions contemplated by this Agreement.
          (u) Insurance. The Company has policies of insurance in amounts sufficient to operate and protect its assets and to conduct its Business as intended and consistent with past practices. Schedule 3.02(u) contains a list of all policies of insurance, including property, casualty, fire, liability, workers’ compensation and all other types of insurance, under which the Company is insured and lists the amount of coverage and the annual premium under each such policy. As of the date hereof, all such policies are in full force and effect and all premiums due thereon have been paid.

          (v) Tangible Personal Property. (i) Schedule 3.02(v) contains a list of each lease of tangible personal property used in the Business requiring annual payments from the Company of $10,000 or more (collectively the “Personal Property Leases”).
               (ii) Prior to the date hereof, a copy of each of the Personal Property Leases has been delivered to the Purchaser. The Company has a valid leasehold interest under each of the Personal Property Leases under which it is a lessee, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), there is no default under any Personal Property Leases by the Company or, to the knowledge of the Company and the Management Sellers, by any other parties thereto.
               (iii) The Company has good and marketable title to all of the items of tangible personal property reflected in the March 31 Balance Sheet (except as sold or disposed of subsequent to the date thereof in the Ordinary Course of Business), free and clear of any and all Encumbrances other than Permitted Liens. All such items are in good operating condition and repair and are suitable for their intended uses, ordinary wear and tear excepted.
          (w) Product Warranties. Prior to the date hereof, the Company has delivered to the Purchaser a true, complete and correct list of the standard product and service warranties, indemnifications and guarantees which the Business extends to customers in the Ordinary Course of Business together with copies of such standard product and/or service warranties. No warranties, indemnifications or guarantees are now in effect or outstanding with respect to the products or services manufactured, produced or performed by the Company, except for the warranties, indemnifications and guarantees identified and described in the list of product and service warranties delivered to Purchaser prior to the date hereof. Prior to the date hereof, the Company has also delivered to the Purchaser a true, complete and correct list of the Contracts which contain separate warranties, which differ from the standard product and service warranties of the Company. The products sold by the Company prior to the date hereof do not have defect or failure rates that have given rise to material warranty, product liability or related claims.
          (x) No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Sellers or the Company.
          (y) Corporate Books and Records. The books of account of the Company, the minute book and stock or ownership transfer records of the Company and the other records of the Company are complete and correct in all material respects and have been maintained in accordance with sound business practices.
          (z) Related-Party Transactions. Except as set forth on Schedule 3.02(z), no officer, director, employee, Affiliate or stockholder of the Company or any member of his or her immediate family is currently indebted to the Company, nor is the Company indebted (or committed to make loans, advances or extend or guarantee credit) to any of such individuals.

Except as set forth on Schedule 3.02(z) hereto, none of such Persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company except that such Persons and members of their immediate families may own stock in an amount not to exceed 5% of the outstanding capital stock of publicly traded companies that may compete with the Purchaser following the consummation of the transactions contemplated hereby. Except as set forth on Schedule 3.02(z) hereto, no director, officer or Affiliate of the Company and no member of the immediate family of any such Person is directly or indirectly interested in any Material Contract to which the Company is a party.
          (aa) Bank Accounts; Lockboxes. On or prior to the date hereof, the Company has provided the Purchaser with a true, correct and complete list of each bank account of the Company together with a true, correct and complete list of each bank or other financial institution at which any lockbox for the collection of accounts receivable of the Company is maintained, together with the identity of all Persons authorized to withdraw any funds contained in such accounts or lockboxes. Except as set forth in the list of bank accounts delivered to the Purchaser as described in the preceding sentence, the Company does not maintain any bank account or lockbox for the collection of accounts receivable of the Company.
          (bb) Accounts Receivable. All accounts receivable of the Company have arisen from sales actually made or services actually performed in the Ordinary Course of Business and constitute valid obligations and are collectible in accordance with their terms, net of applicable reserves reflected in the Financial Statements.
          (cc) Inventory. All inventories of the Company consist of a quality and quantity usable and, with respect to finished goods, saleable in the Ordinary Course of Business, except for obsolete items and excess inventory reserved for in the Financial Statements.
          (dd) Indebtedness. All of the Indebtedness of the Company or the Business is set forth on Schedule 3.02(dd), with the holder of each item of such Indebtedness set forth thereon and the amount of Indebtedness so held. All Indebtedness of the Company or the Business, will be repaid in full at Closing as provided in Section 5.07.
          (ee) Disclosures. No representation or warranty or other statement made by Sellers or the Company in this Agreement, the Disclosure Schedules or the certificate delivered pursuant to Section 6.01(a) hereof contains any untrue statement of material fact or omits to state a material fact necessary to make the statements in this Agreement or therein, in light of the circumstances in which they were made, not misleading.
ARTICLE 4.
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
     Purchaser hereby makes the following representations and warranties, as of the date hereof and as of the Effective Time, which representations and warranties shall be qualified by the Schedules.

     4.01 Organization and Authority and the Purchaser. Purchaser is duly organized, validly existing and in good standing under the laws of the State of Florida and has all necessary power and authority to enter into this Agreement and the applicable Ancillary Agreements. The execution and delivery of this Agreement and any applicable Ancillary Agreement by Purchaser, the performance by Purchaser of its obligations hereunder and thereunder, and the consummation by Purchaser of the transactions contemplated hereby and, as applicable, thereby have been duly authorized by all requisite corporate action on the part of the Purchaser. This Agreement and each Ancillary Agreement have been duly executed and delivered by Purchaser and (assuming due authorization, execution and delivery by the Sellers and any other parties thereto other than the Purchaser), this Agreement and each such Ancillary Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors rights and remedies generally and subject, as to enforceability, to rules of law governing specific performance, injunctive relief and to general principles of equity.
     4.02 No Conflict. The execution, delivery and performance of this Agreement and each applicable Ancillary Agreement by the Purchaser does not and will not: (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of the Purchaser; (b) conflict with or violate in any material respect any Law or Governmental Order applicable to the Purchaser or any of its properties or assets; or (c) conflict with, result in any breach of, constitute a material default (or event which with the giving of notice of lapse or time, or both, would become such a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any material Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of its assets or properties are bound or affected.
     4.03 Governmental Consents and Approvals. To the knowledge of Purchaser, the execution, delivery and performance of this Agreement by the Purchaser does not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority.
     4.04 No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.
     4.05 Litigation. There is no Action pending or, to the knowledge of the Purchaser, threatened against either Purchaser or its Affiliates, which, if adversely determined, is reasonably likely to prohibit, restrain or materially delay the ability of Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.
     4.06 Investment Intention. The Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act). The Purchaser understands that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.
ARTICLE 5.
COVENANTS AND ADDITIONAL AGREEMENTS
     5.01 Ancillary Agreements. Prior to or contemporaneous with the Closing, the Sellers will cause to be duly executed (by each party other than the Purchaser) and delivered each of the Ancillary Agreements. The Purchaser shall execute each Ancillary Agreement to which it is a party and deliver executed copies of such agreements to the Sellers.
     5.02 Conduct of Business Prior to the Closing. (a) Sellers covenant and agree, except as set forth at all times from and after the date hereof through and to the Effective Time to take all action necessary to cause the Company to: (i) operate its Business only in the Ordinary Course Business; and (ii) use commercially reasonable efforts to: (A) preserve its present Business operations, organization and goodwill; and (B) preserve the present relationships which it has with its suppliers, customers and other Persons having business relationships with it.
          (b) Sellers covenant and agree that, at all times from and after the date hereof through and to the Effective Time, they shall take all action necessary to cause the Company to refrain from taking any action or failing to take any action which would cause any representation or warranty contained in Article 3 hereof to be untrue in any respect or result in any breach of any covenant.
     5.03 Access to Information. Prior to the Effective Time, the Purchaser shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Business and such examination of the books, records and financial condition of the Business as it reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and the Sellers shall cooperate, and shall direct the Company to cooperate, fully therein.
     5.04 Confidentiality. No party hereto shall, without the prior written consent of the disclosing party, disclose or acquiesce in the disclosure by any Person, or use or enable the use of any non-public information regarding the disclosing party or the financial condition of such party, except for disclosure to or use by the legal counsel, accountants, financial advisors, investment bankers and the other authorized agents and representatives of the parties hereto, and to such Persons only to the extent required for activities directly related to the obligations of the receiving parties under this Agreement, except to the extent such information has been publicly disclosed or is otherwise in the public domain or is required to be disclosed by Law or by a Governmental Authority. The provisions of this Section 5.04 shall apply to Sellers, Purchaser and each Affiliate of Sellers and Purchaser.

     5.05 Regulatory and Other Authorizations; Consents. (a) Each of the parties hereto shall give such notices and obtain (and Management Sellers shall cause the Company to give such notices and/or obtain) all authorizations, consents, orders, and approvals of all Governmental Authorities and officials that may be or become necessary for such party’s execution and delivery of, and the performance of their respective obligations pursuant to, this Agreement and each Ancillary Agreement, and will cooperate fully with each other in promptly seeking to give such notices and obtain all such authorizations, consents, orders and approvals.
          (b) Each of the parties hereto shall also give such notices and obtain (and the Management Sellers shall cause the Company to give such notices and obtain) all authorizations, consents and approvals of all other third parties (other than any Governmental Authorities) that may be or become necessary for such party’s execution and delivery of, and the performance of their respective obligations pursuant to, this Agreement and each Ancillary Agreement, and will cooperate fully with each other in promptly seeking to give such notices and obtain all such authorizations, consents and approvals.
          (c) Notwithstanding the foregoing provisions of this Section 5.05, the obligation of each party to fully cooperate with the other party pursuant to the provisions of this Section 5.05 shall not include and no party hereto shall have any obligation to give any guarantee or other consideration of any nature in connection with any such notice or consent or to consent to any change in the terms of any agreement or arrangement which such party in its sole and absolute discretion may deem adverse to the interests of the Purchaser, the Sellers or the Company.
     5.06 Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, each as may be required to carry out the provisions of this Agreement and the Ancillary Agreements and to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.
     5.07 Release of Indebtedness. Prior to or on the Closing Date, the Sellers shall have (or shall have caused the Company to have) fully discharged and paid any and all Indebtedness of the Company or the Business, and at Closing the Sellers shall deliver evidence of the foregoing reasonably satisfactory to the Purchaser.
     5.08 Legal Privileges. The Sellers and the Purchaser acknowledge and agree that all attorney-client, work product and other legal privileges that may exist with respect to the Company shall, from and after the Closing Date, be deemed joint privileges of the Sellers and the Purchaser. Both the Sellers and the Purchaser shall use all commercially reasonable efforts after the Closing Date to preserve all privileges and neither the Sellers nor the Purchaser shall knowingly waive any such privilege without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed).
     5.09 Preservation of Records. Subject to Section 8.03 hereof (relating to the preservation of Tax records), the Sellers and the Purchaser shall preserve and keep the records held by them relating to the business of the Company for a period of seven (7) years from the

Closing Date and shall make such records and personnel available to the other as may be reasonably required by such party in connection with, among other things, any insurance claims by, legal proceedings against or governmental investigations of the Sellers, the Company or the Purchaser or any of their Affiliates or in order to enable the Sellers or the Purchaser to comply with their respective obligations under this Agreement; provided, however, that a Person may dispose of any such records at any time during such period if such Person first provides sixty (60) days prior written notice to the other parties hereto of the intent to so dispose of such records and affords such other parties an opportunity, at their expense, to take possession and control of such records.
ARTICLE 6.
CONDITIONS TO CLOSING
     6.01 Conditions to Obligations of the Sellers. The obligations of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, or written waiver by the Sellers (in their sole discretion), at or prior to the Closing, of each of the following conditions:
          (a) Representations, Warranties and Covenants. The representations and warranties of the Purchaser contained in this Agreement which are qualified by materiality or Material Adverse Effect shall be true and correct in all respects as of the date hereof and as of the Effective Time, all other representations and warranties of the Purchaser shall be true and correct in all material respects as of the date hereof and as of the Closing Date, the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with and the Sellers shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;
          (b) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against the Sellers, the Company or the Purchaser, seeking to restrain or materially alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Sellers, are likely to render it impossible or unlawful to consummate such transactions or which would reasonably be expected to have a Material Adverse Effect;
          (c) Ancillary Agreements. At or prior to the Closing, the Purchaser shall have delivered each of the Ancillary Agreements, duly executed by each party thereto (other than the Sellers or the Company) in a form satisfactory to the Sellers;
          (d) Consents and Approvals. The Sellers shall have received from the Purchaser, each in form and substance reasonably satisfactory to the Sellers, all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents which the Sellers reasonably deem necessary for the consummation of the transactions contemplated by this Agreement; and

          (e) Non-Competition Agreements. The Purchaser shall have paid or caused to be paid such amounts as specified in the Non-Competition Agreements referred to in Section 6.02(j) below to each of the individuals identified in Schedule 6.02(j).
     6.02 Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, or written waiver by the Purchaser (in its sole discretion), at or prior to the Closing, of each of the following conditions:
          (a) Representations, Warranties and Covenants. The representations and warranties of the Sellers contained in this Agreement which are qualified by materiality or Material Adverse Effect shall be true and correct in all respects as of the date hereof and as of the Effective Time, all other representations and warranties of the Sellers shall be true and correct in all material respects as of the date hereof and as of the Effective Time, the covenants and agreements contained in this Agreement to be complied with by the Sellers or the Company on or before the Closing shall have been complied with and the Purchaser shall have received a certificate from Sellers and the Company to such effect;
          (b) No Proceeding or Litigation. No Action shall have been commenced or threatened by or against the Sellers, the Company or the Purchaser which seeks to restrain or materially alter the transactions contemplated hereby which the Purchaser believes, in its reasonable good faith determination, is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement or the Ancillary Agreements, or which would reasonably be expected to have a Material Adverse Effect;
          (c) Consents and Approvals. (i) the Purchaser shall have received the consent or approval of its institutional lender; and (ii) the Sellers shall have obtained, each in form and substance reasonably satisfactory to the Purchaser, all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents which the Purchaser reasonably deems necessary for the consummation of the transactions contemplated by this Agreement or by the Ancillary Agreements;
          (d) Organizational Documents. The Purchaser shall have received a copy of: (i) the organizational documents of the Company, certified by the Secretary of the Company and accompanied by a certificate of the Secretary of the Company, dated as of the Closing Date, stating that no amendments have been made to such organizational documents since such date; (ii) the By-laws of the Company, certified by the Secretary of the Company; and (iii) Good Standing Certificates for the Company from the Secretary of State of the State of its incorporation;
          (e) Payoff Statements. Not less than three (3) Business Days prior to the Closing Date, the Sellers shall cause to be delivered to the Purchaser, a written statement from each Person to whom the Company owes any Indebtedness (each such written statement being hereinafter a “Payoff Statement”), which Payoff Statements shall be in form and substance reasonably acceptable to Purchaser and as to each Person to whom the Company owes any Indebtedness: (i) shall set forth the full amount (or a methodology for calculating the full amount) which is to be paid, on the Closing Date, to the Person to whom the Company owes the Indebtedness; and (ii) shall provide that upon payment on the Closing Date to the Person which has issued the Payoff Statement of the amount stated or described in the Payoff Statement, the Company shall be fully released and discharged from any and all Indebtedness owed to such Person;
          (f) Ancillary Agreements. At or prior to the Closing, the Sellers shall have delivered each of the Ancillary Agreements, duly executed by each party thereto (other than the Purchaser or its Affiliates), in substantially the forms attached hereto;
          (g) Leases. Purchaser shall have successfully renegotiated the Phoenix Lease, the Vineland Lease and the Virginia Lease to contain such terms and conditions as are acceptable to Purchaser, in its sole discretion;
          (h) Union City Lease. The Union City Lease shall have been amended to provide that such lease will continue on a month to month basis for a period of six (6) months beginning on June 1, 2011;
          (i) Union Agreement. The term of the Union Agreement shall have been extended for a period of one (1) month from its expiration date of April 30, 2011;
          (j) Non-Competition Agreements. Each of the individuals identified in Schedule 6.02(j) shall have executed and delivered a Non-Competition Agreement containing such terms and conditions as are mutually agreeable to such Person and the Purchaser;
          (k) Buy and Sell Agreement. The Buy and Sell Agreement dated as of June 18, 2001 by and among the Company and the Sellers named therein shall have been terminated;
          (l) Trust Documents. Such documentation as reasonably requested by the Purchaser, including but not limited to, one or more Affidavits, to confirm that, with respect to each Seller that is a Trust or a Trustee: (i) each such Seller is authorized to enter into this Agreement and transfer the Shares held by such Seller in accordance with the provisions hereof; (ii) the Person executing this Agreement on behalf of such Seller is authorized to execute this Agreement by all necessary action; and (iii) upon the execution and delivery of this Agreement and any Ancillary Agreements by such Seller to which it is a party, this Agreement and any such Ancillary Agreements will be a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with their respective terms; and
          (m) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Business.

ARTICLE 7.
INDEMNIFICATION
     7.01 Survival; Remedies for Breach. (a) Each and every representation and warranty made by the Sellers and the Purchaser in this Agreement or in any Exhibit, Schedule, instrument of transfer or other document delivered pursuant hereto or in connection herewith shall survive the Closing for a period of one thousand ninety five (1,095) days beginning on the first day following the Closing, except that; (i) the representations and warranties of the Sellers contained in Section 3.02(q) shall survive until sixty (60) days after the end of the applicable statute of limitations; (ii) the Specified Representations shall survive the Closing without limitation as to time; and (iii) the representations and warranties of the Sellers in Section 3.02(r) shall survive the Closing for a period of ten (10) years. Each and every covenant and agreement of a party set forth herein shall survive the Closing without limitation as to time. Except as otherwise provided in Section 7.01(b) , following the expiration of the period during which the representations and warranties survive the Closing as set forth in the preceding sentence (such period being hereinafter the “Survival Period”), the representations and warranties shall be of no further force or effect.
          (b) Any representation or warranty that would otherwise terminate at the expiration of the Survival Period with respect thereto shall survive if the written notice referred to in Section 7.02(b) or Section 7.03(b), as the case may be, of the breach or inaccuracy thereof shall have been given to the party against whom indemnification may be sought on or prior to the expiration of the applicable Survival Period; provided that such survival shall only apply to the portion of any such representation or warranty with respect to which such breach or inaccuracy has occurred.
     7.02 Indemnification of the Purchaser. (a) Subject to the provisions of this Section 7.02 and the other Sections of this Article 7, the Purchaser and each of its Affiliates, officers, directors, employees, agents, successors and assigns and, after the Effective Time, Purchaser, the Company and each of their respective Affiliates, officers, directors, employees, agents, successors and assigns (each hereinafter a “Purchaser Indemnified Party”) shall be indemnified by each of the Sellers, jointly and severally, from and against the amount of any and all Losses incurred or sustained by or imposed upon any of them with respect to or by reason of:
               (i) any failure, breach or inaccuracy of any representations or warranties made by the Sellers under this Agreement or contained in any certificate, document or instrument delivered by the Sellers or the Company hereunder;
               (ii) any breach, default or lack of performance on the part of the Sellers or the Company of any of its covenants or agreements under this Agreement or the Ancillary Agreements;

               (iii) any Liabilities of the Company arising under or in connection with any Environmental Laws with respect to any of the facilities leased by the Company pursuant to the Related Party Leases;
               (iv) any Liabilities of the Company for any Indebtedness which have not been paid in full or otherwise discharged for any reason as of the Effective Time, including but not limited to, any Liabilities for Indebtedness owed to Wells Fargo Bank, NA, KIT International, Inc., Moss-Hansen, W. Brent Taylor, International Steel City Company, Inc. and Frank Fulford;
               (v) any Liabilities of the Company or the Sellers for any Company Transaction Expenses which have not been paid in full or otherwise discharged for any reason as of the Effective Time; and
               (vi) any Liabilities of the Company arising under or in connection with any Taxes relating to periods ending on or prior to Closing (Sections 7.02(a)(ii), (iii), (iv), (v) and (vi) are hereinafter referred to as the “Specified Indemnity Claims”)
          (b) Notwithstanding anything to the contrary in this Agreement, the Purchaser Indemnified Parties shall not be entitled to indemnification: (i) under Section 7.02(a) (i) hereof if the Purchaser Indemnified Party fails to provide the Sellers’ Representative with written notice of such claim prior to the expiration of the applicable Survival Period provided in Section 7.01 above; or (ii) solely with respect to Third Party Claims, the Purchaser Indemnified Party fails to provide the Sellers’ Representative with written notice of such Third Party Claim setting forth in reasonable detail the facts and circumstances pertaining thereto as soon as practicable following discovery of such claim and as a result of such failure, the Sellers’ ability to defend against such Third Party Claim has been materially adversely affected.
          (c) The obligation of the Purchaser set forth in Section 7.07 hereof to reduce the Adjusted Holdback Amount shall not, except as expressly provided for in Section 7.07 hereof, be deemed or construed to limit or otherwise impair or affect the obligations of the Sellers to indemnify the Purchaser Indemnified Parties from and against any and all Losses as provided in this Section 7.02.
     7.03 Indemnification of the Sellers. (a) Subject to the provisions of this Section 7.03 and the other Sections of this Article 7, the Purchaser agrees to indemnify, defend and hold the Sellers, and their Affiliates, officers, directors, employees, agents, successors and assigns, (each a “Seller Indemnified Party”), harmless from and against any and all Losses incurred or sustained by or imposed upon any of the Seller Indemnified Parties with respect to or by reason of:
               (i) any failure, breach or inaccuracy by the Purchaser of any representations or warranties made by the Purchaser under this Agreement or the Ancillary Agreements or contained in any certificate, document or instrument delivered by the Purchaser hereunder; and

               (ii) any breach, default or lack of performance on the part of the Purchaser of any of its covenants or agreements under this Agreement or the Ancillary Agreements.
          (b) Notwithstanding anything to the contrary in this Agreement, the Seller Indemnified Parties shall not be entitled to indemnification: (i) under Section 7.03(a)(i) hereof if the Seller Indemnified Party fails to provide the Purchaser with written notice of such claim prior to the expiration of the applicable Survival Period provided in Section 7.01 above; or (ii) solely with respect to Third Party Claims, the Seller Indemnified Party fails to provide the Purchaser with written notice of such Third Party Claim setting forth in reasonable detail the facts and circumstances pertaining thereto as soon as practicable following discovery of such claim and as a result of such failure, the Purchaser’s ability to defend against such Third Party Claim has been materially adversely affected.
     7.04 Procedures for Indemnification. (a) If any Purchaser Indemnified Party or any Seller Indemnified Party (hereinafter an “Indemnified Party”) shall claim to have suffered a Loss (other than with respect to any claim asserted, demand or other Action by any Person who is not a party to this Agreement (hereinafter a “Third-Party Claim”)) for which indemnification is available under Section 7.02 or 7.03, as the case may be, the Indemnified Party shall notify the party required to provide indemnification (hereinafter an “Indemnifying Party”) in writing of such claim: (i) with respect to claims arising under Section 7.02(a)(i) or Section 7.03(a)(i), within the time periods provided in Section 7.01; and (ii) with respect to a Specified Indemnity Claim or a claim made pursuant to Section 7.03(a) (ii) hereof at any time after the Closing Date. The written notice to be delivered shall describe the nature of such claim, the facts and circumstances that give rise to such claim and the amount of such claim if reasonably ascertainable at the time such claim is made (or if not then reasonably ascertainable, the maximum amount of such claim reasonably estimated by the Indemnified Party). In the event that within thirty (30) days after the receipt by the Indemnifying Party of such a written notice from the Indemnified Party, the Indemnified Party shall not have received from the Indemnifying Party a written objection to such claim, such claim shall be conclusively presumed and considered to have been assented to and approved by the Indemnifying Party.
          (b) If within the thirty (30) day period described in Section 7.04(a) above, the Indemnified Party shall have received from the Indemnifying Party a written notice setting forth the Indemnifying Party’s objections to such claim and the Indemnifying Party’s reasons for such objection, then the parties shall negotiate in good faith for a period of ten (10) Business Days from the date the Indemnified Party receives such objection. After such ten (10) Business Day period (or such longer period as they may agree in writing), if the parties still cannot agree on the claim, the Indemnified Party may, at any time thereafter, until the expiration of the applicable statute of limitations with respect to its claim for indemnification, commence legal proceedings against the Indemnifying Party to enforce its rights to indemnification from and against any Losses described in the written notice described in Section 7.04(a) above.
     7.05 Additional Limits on Rights to Indemnification. (a) Notwithstanding anything to the contrary in this Agreement, except as provided in Sections 7.05(b) and (c) below, an Indemnified Party shall not be entitled to indemnification:

               (i) for any Losses under Section 7.02(a)(i) or Section 7.03(a)(i), as the case may be, as to which the Indemnified Parties otherwise may be entitled to indemnification hereunder (without giving effect to this clause (i)), until such Losses exceed $10,000 (the “Basket Amount”), provided that, after the aggregate amount of all Losses exceeds the Basket Amount the Indemnifying Party shall be obligated to indemnify the Indemnified Party from the first dollar of all such Losses; and
               (ii) for any Losses under Section 7.02(a)(i) or Section 7.03(a)(i), as the case may be, as to which the Indemnified Parties otherwise may be entitled to indemnification hereunder to the extent that the aggregate amount of such Losses exceeds an amount equal to Four Million Dollars ($4,000,000).
          (b) Notwithstanding the foregoing provisions of Section 7.02(a) hereof, the Sellers shall only be jointly and severally liable for any and all Losses of the Purchaser Indemnified Parties to the extent that such Losses are less than or equal to the Adjusted Holdback Amount. (i) If Losses of the Purchaser Indemnified Parties exceed the Adjusted Holdback Amount and are attributable to (A) the breach or inaccuracy of any representation and warranty other than the Specified Representations or the representations and warranties provided in Sections 3.02(q)(Taxes) or 3.02(r) (Environmental); then (B) each Seller shall be liable to the Purchaser Indemnified Parties for such Seller’s Pro Rata Portion of the amount by which the Losses of the Purchaser Indemnified Parties exceed the lesser of: (I) the amount by which $4,000,000 exceeds the Adjusted Holdback Amount; and (II) the amount by which the Losses exceed the Adjusted Holdback Amount. (ii) If Losses of the Purchaser Indemnified Parties exceed the Adjusted Holdback Amount and such Losses are attributable to: (A) the breach or inaccuracy of the Specified Representations or the representations and warranties provided in Sections 3.02(q) (Taxes) or 3.02(r) (Environmental); or (B) any Liabilities incurred by Purchaser pursuant to the Specified Indemnity Claims; then (C) each Seller shall be liable to the Purchaser Indemnified Parties for such Seller’s Pro Rata Portion of the amount by which the Losses of the Purchaser Indemnified Parties exceed the Adjusted Holdback Amount; provided, that, in no event will any Seller be liable to the Purchaser Indemnified Parties for an amount in excess of such Seller’s Pro Rata Portion of the sum of: (I) the Closing Sellers’ Payment; and (II) any Closing Cash distributed to the Sellers’ Representative in accordance with the provisions of Section 2.04 above.
          (c) Notwithstanding the provisions of Section 7.05(a) and subject to the provisions of Section 7.05(b) above, the Purchaser Indemnified Parties shall be entitled to be indemnified by the Sellers for Losses without reference to or the application of the limitations in Section 7.05(a) if and to the extent that such Losses are attributable to: (i) a breach or inaccuracy of the Specified Representations; (ii) a breach or inaccuracy of any of the representations and warranties of the Sellers or the Company contained in Section 3.02(q) (Taxes) or 3.02(r)(Environmental) hereof; or (iii) any Liabilities incurred by the Purchaser pursuant to the Specified Indemnity Claims.
          (d) An Indemnified Party shall not be entitled to double recovery for any Losses. Without limitation of the foregoing, an Indemnified Party shall not be entitled to indemnification for Losses (and the amount of any such Losses shall not be includable in determining whether the aggregate amount of the Losses exceeds the Basket Amount) if and to the extent that the amount of any Losses from any matter have been taken into account in the determination of the Closing Net Working Capital.
     7.06 Procedures for Third-Party Claims. (a) Any Indemnified Party seeking indemnification pursuant to this Article 7 in respect of any Third-Party Claim shall give the Indemnifying Party from whom indemnification with respect to such claim is sought: (i) prompt written notice of such Third Party Claim (but in no event more than ten (10) days after the Indemnified Party receives written demand of any Third Party Claim); and (ii) copies of all documents and information relating to any such Third-Party Claim within ten (10) days of their being obtained by the Indemnified Party; provided, that the failure by the Indemnified Party to so notify or provide copies to the Indemnifying Party shall not relieve the Indemnifying Party from any liability to the Indemnified Party for any liability hereunder except to the extent that such failure shall have prejudiced the defense of such Third-Party Claim.
          (b) The Indemnifying Party shall have thirty (30) days (or such lesser time as may be necessary to comply with statutory response requirements for litigation claims that are included in any Third-Party Claim) from receipt of the notice contemplated in Section 7.06(a) to notify the Indemnified Party whether or not the Indemnifying Party will, at its sole cost and expense, defend the Indemnified Party against such claim. If the Indemnifying Party timely gives notice that it intends to defend the Third-Party Claim, it shall have the right, except as hereafter provided, to defend against, negotiate, settle or otherwise deal with the Third-Party Claim and to be represented by counsel of its own choice, and the Indemnified Party will not admit any liability with respect thereto or settle, compromise, pay or discharge the same without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, so long as the Indemnifying Party is contesting or defending the same with reasonable diligence and in good faith; provided, that the Indemnified Party may participate in any proceeding with counsel of its choice and at its expense; provided further, that the Indemnifying Party may not enter into a settlement of any such Third-Party Claim without the consent of the Indemnified Party, which consent shall be not unreasonably withheld, unless such settlement requires no more than a monetary payment for which the Indemnified Party is fully indemnified by the Indemnifying Party or involves other matters not binding upon the Indemnified Party; and provided further that, in the event the Indemnifying Party does not agree in writing to accept the defense of, and assume all responsibility for, such Third-Party Claim as provided above in this Section 7.06(b) , then the Indemnified Party shall have the right to defend against, negotiate, settle or otherwise deal with the Third-Party Claim in such manner as the Indemnified Party deems appropriate, in its sole discretion, and the Indemnified Party shall be entitled to indemnification therefor from the Indemnifying Party to the extent provided under this Article 7. Notwithstanding the foregoing, if in the reasonable opinion of the Indemnified Party such Third-Party Claim, or the litigation or resolution of such Third-Party Claim, involves an issue or matter that could have a Material Adverse Effect on the Indemnified Party, including the administration of Tax Returns of the Indemnified Party or a dispute with a significant supplier or customer of the Indemnified Party, or there is a conflict of interest in the defense of such action between the Indemnified Party and the Indemnifying Party, the Indemnified Party shall have the right to control the defense or settlement of any such claim or demand and its reasonable costs and expenses shall be included as part of the indemnification obligations of the Indemnifying Party. If the Indemnified Party elects to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense or settlement of such claim at its sole cost and expense.
     7.07 Reduction of Amounts Payable to Sellers. In the event that, prior to the expiration of five hundred and forty (540) day period beginning on the first day following the Closing, any of the Purchaser Indemnified Parties shall incur or suffer any Losses with respect to which Sellers, as determined either by mutual agreement of the Purchaser and Sellers’ Representative or by final non-appealable order of a court or other Governmental Authority, are required to indemnify the Purchaser Indemnified Parties from and against pursuant to the provisions of this Article 7, Purchaser shall reduce the amount of Losses which the Purchaser Indemnified Parties are entitled to be indemnified from and against under this Article 7 by an amount equal to the lesser of (a) the amount of such Losses, and (b) the Adjusted Holdback Amount. Upon a reduction in the Adjusted Holdback Amount by the Purchaser in accordance with the provisions of this Section 7.07, the remaining amount of the Adjusted Holdback Amount to be paid by Purchaser to Sellers’ Representative as provided in Section 2.02(b) hereof, if any, shall be reduced by the amount of the Losses with respect to which the Sellers’ obligation to indemnify Purchaser Indemnified Parties has been reduced by the operation of this Section.
ARTICLE 8.
TAXES
     8.01 Straddle Period In the case of any Tax Return with respect to a taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), Purchaser will, to the extent permitted by Law, elect to treat the Closing as the last day of the taxable year or period and will apportion any Taxes arising out of or relating to a Straddle Period to the taxable period (or portion thereof) ending on or prior to the Closing Date, including the portion of any Straddle Period up to and including the Closing Date and to the taxable period (or portion thereof) commencing after the Closing Date, including the portion of any Straddle Period commencing after the Closing Date under the “closing-the-books” method as described in Treasury Regulation Section 1.1502-76(b)(2)(i) (or any similar provision of state or local law); provided, however that any Tax benefits arising from the payment on the Closing Date of any Indebtedness of the Company will be apportioned to the taxable period ending on the Closing Date. In any case where applicable Law does not permit the Company to treat the Closing Date as the last day of the taxable year or period, any Taxes arising out of or relating to the Straddle Period will be apportioned to the taxable period ending on the Closing Date and the taxable period beginning on the first day following the Closing Date based on a closing of the books of the Company; provided, however, that: (a) exemptions, allowances or deductions that are calculated on an annualized basis (including depreciation, amortization and depletion deductions) will be apportioned on a daily pro-rata basis, and (b) real and personal property Taxes and any other Tax that is not based on or measured by income, gross receipts, sales, use or payroll shall be allocated on a per diem basis.

     8.02 Preparation of Tax Returns; Payment of Taxes. (a) The Sellers will prepare and file all Tax Returns of the Company for the taxable periods of the Company ending (or the portion of any taxable period ending) on the Closing Date, including, all Straddle Period Tax Returns. The Sellers shall pay any and all Taxes due with respect to the Tax Returns referred to in this Section 8.01(a). The Sellers also shall cause the Company to file all other Tax Returns of the Company required to be filed (taking into account any extensions) prior to or on the Effective Time and shall cause the Company to pay any and all Taxes due with respect to such Tax Returns. All Tax Returns described in this Section 8.01 shall be prepared in a manner consistent with prior practice. The Sellers shall, prior to the filing of any Tax Returns required to be filed after the Effective Time, permit the Purchaser a thirty day period to review and comment upon all such Tax Returns. The Sellers and the Purchaser shall attempt in good faith mutually to resolve any disagreements regarding such Tax Returns prior to the due date for filing thereof.
          (b) Following the Closing, the Purchaser shall be responsible for preparing or causing to be prepared all Tax Returns required to be filed by the Company for all taxable periods ending after the Effective Time. The Purchaser shall file or cause to be filed all such Tax Returns and shall pay the Taxes shown due thereon.
          (c) For U.S. Federal income tax purposes, the taxable year of the Company shall end at 11:59 p.m., Pacific Time, on the Closing Date. Neither the Sellers nor the Purchaser shall take any position inconsistent with the preceding sentence on any Tax Return.
     8.03 Cooperation with Respect to Tax Returns. The Purchaser and the Sellers shall furnish or cause to be furnished to each other, and each at their own expense, as promptly as practicable, such information (including access to books and records) and assistance, including making employees available on a mutually convenient basis to provide additional information and explanations of any material provided, relating to the Company as is reasonably necessary for the filing of any Tax Return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any adjustment or proposed adjustment with respect to Taxes. The Purchaser and the Company shall retain possession of, and shall provide the Sellers reasonable access to (including the right to make copies of), such supporting books and records and any other materials that the Sellers may specify with respect to Tax matters relating to any taxable period ending on the Effective Time, until the relevant statute of limitations has expired. After such time, the Purchaser may dispose of such material, provided that, prior to such disposition, the Purchaser shall give the Sellers a reasonable opportunity to take possession of such materials.
     8.04 Tax Audits. (a) In the event that the Purchaser or the Company receives notice from any Tax Authority of any audit of any Tax Return or Taxes of the Company for any taxable period ending on or prior to the Effective Time, the Purchaser shall promptly provide written notice to the Sellers’ Representative of the date on which such audit is to begin, but in no event later than ten (10) days prior to the date such audit is to begin or, if earlier, thirty (30) days following the receipt by the Purchaser or the Company of any such notice. In the event that any Seller receives notice from any Tax Authority of any audit of any Tax Return or Taxes of the Company, such Seller shall promptly provide written notice to the Purchaser of the date on which such audit is to begin, but in no event later than ten (10) days prior to the date such audit is to begin or, if earlier, thirty (30) days following the receipt by any Seller of any such notice.
          (b) After the Closing Date, the Purchaser and the Sellers shall have the right to participate in any Tax audit or administrative or court proceeding relating to any tax period that may have the effect of increasing the Purchaser’s or any Seller’s Tax liability for any tax period and neither the Purchaser nor Sellers shall settle or compromise any such proceeding without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. In connection with any such proceeding, the Sellers shall bear their own costs and expenses and the Purchaser and the Company shall bear their own costs and expenses.
          (c) If any Tax Authority notifies the Purchaser or the Company that it is asserting any claim, making any assessment or otherwise disputing or affecting any Tax for which the Sellers are responsible hereunder, the Purchaser shall, promptly upon receipt by the Purchaser or the Company of notice thereof, inform the Sellers’ Representative thereof. If any Tax Authority notifies any Seller that it is asserting any claim, making any assessment or otherwise disputing or affecting any Tax for which the Purchaser or the Company is responsible hereunder, Sellers shall, promptly following receipt of such notice, inform the Purchaser thereof.
     8.05 Disputes. Any dispute as to any matter covered by this Article 8 shall be resolved by the Independent Accounting Firm and the fees and expenses of such accounting firm shall be borne equally by the Sellers, on the one hand, and the Purchaser, on the other hand.
ARTICLE 9.
GENERAL PROVISIONS
     9.01 Sellers’ Representative. (a) The Sellers hereby irrevocably make, constitute and appoint W. Brent Taylor (the “Sellers’ Representative”) and the Sellers’ Representative accepts such appointment as their true and lawful attorney-in-fact with full power of substitution to do any and all things and execute any and all documents which may be necessary, convenient or appropriate to facilitate the consummation of the transactions contemplated by this Agreement, including but not limited to: (i) receipt of payments under this Agreement and the disbursement thereof to the Sellers and others; (ii) receipt and forwarding of notices and communications pursuant to this Agreement; and (iii) administration of this Agreement, including the resolution of any dispute or claim. The Sellers’ Representative shall promptly forward all notices and communications received pursuant to this Agreement and shall provide to any Seller such information relating to this Agreement as has been reasonably requested by such Seller.
          (b) Purchaser shall be fully protected in dealing with the Sellers’ Representative under this Agreement and may rely upon the authority of the Sellers’ Representative to act as the agent of the Sellers. Any payment by Purchaser to the Sellers’ Representative under this Agreement shall be considered a payment by Purchaser to the Sellers. The appointment of the Sellers’ Representative is coupled with an interest and shall be irrevocable by any Seller in any manner or for any reason. This power of attorney shall not be affected by the disability or incapacity of the principal pursuant to any applicable Law.

     9.02 Expenses. Each of the Sellers and the Purchaser shall bear their own expenses incurred in connection with the negotiation and execution of this Agreement, and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby; provided, however, that the Sellers shall be responsible for payment of all sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement.
     9.03 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly delivered, given, made and received): (a) if delivered in person, when delivered; (b) if delivered by facsimile, upon written confirmation of transmission; (c) if by overnight courier, one (1) Business Day following the day on which such notice is sent; (d) if by U.S. mail, five (5) days after being mailed, certified or registered mail, with postage prepaid to the respective parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified in a notice given in accordance with this Section 9.03):
(a) If to the Purchaser to:

Southeastern Metals Manufacturing Company, Inc.
3556 Lake Shore Road
Buffalo, New York 14219
Attn: Kenneth W. Smith
Facsimile Number: (716) 826-1589
with a copy to:
Lippes Mathias Wexler Friedman LLP
665 Main Street
Suite 300
Buffalo, New York 14203
Attn: Paul J. Schulz, Esq.
Facsimile No: (716) 853-5199
b) If to the Sellers, a single notice to:
W. Brent Taylor
217 17th Street
Manhattan Beach, California 90266
____________________
____________________
Facsimile No.: ________
with a copy to:

Law Offices of Harold S. Nelson
100 Pacifica
Suite 130
Irvine, California 92618
Attn: Harold S. Nelson, Esq.
Facsimile No.: (949) 442-7610
     9.04 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
     9.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
     9.06 Entire Agreement. This Agreement, together with all Exhibits to this Agreement and the Schedules and any certificates delivered by the parties in connection with the closing of the transactions contemplated hereby, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Sellers or their Affiliates and the Purchaser or its Affiliates with respect to the subject matter hereof.
     9.07 Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Sellers or the Purchaser; provided, however, that upon prior written notice to the Sellers, the Purchaser may (a) assign this Agreement and its rights and obligations hereunder (provided that the Purchaser shall not be relieved of its obligations hereunder in connection with any such assignment), in whole or in part, to one or more of its Affiliates; or (b) assign any portion of its rights hereunder as collateral to any financing source. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors (by merger, consolidation, sale or otherwise) and permitted assigns.
     9.08 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
     9.09 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed the Sellers, the Company and the Purchaser.

     9.10 Governing Law. This Agreement shall be interpreted in accordance with and governed by the laws of the State of Delaware (without giving effect to any choice or conflict of laws provisions thereof).
     9.11 Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waivers and certifications in this Section 9.11.
     9.12 Public Announcements. Prior to the Closing Date, none of the Sellers, the Company or the Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of the Purchaser or the Sellers, as applicable, disclosure is otherwise required by Law or by the applicable rules of any stock exchange, provided that, to the extent required by Law, the party intending to make such release shall use its best efforts consistent with such Law to consult with the other party with respect to the text thereof.
     9.13 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. For the convenience of the parties, any number of counterparts hereof may be executed, each such executed counterpart shall be deemed an original and all such counterparts together shall constitute one and the same instrument. Facsimile transmission (including the e-mail delivery of documents in Adobe PDF format) of any signed original counterpart and/or retransmission of any signed facsimile transmission shall be deemed the same as the delivery of an original.
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[Signature Page to Stock Purchase Agreement]
          IN WITNESS WHEREOF, each of the parties hereto has executed, or has caused to be executed by its duly authorized representative, this Agreement as of the date first written above.

SELLERS:	PURCHASER:

SOUTHEASTERN METALS
MANUFACTURING COMPANY, INC.

By:	By: /s/ Timothy Heasley
Print Name:	Print Name: Timothy Heasley
Title:	Title: Secretary

By:
Print Name:
Title:

By:
Print Name:
Title:

By:
Print Name:
Title:

45

[Signature Page to Stock Purchase Agreement]
          IN WITNESS WHEREOF, each of the parties hereto has executed, or has caused to be executed by its duly authorized representative, this Agreement as of the date first written above.

SELLERS:	PURCHASER:

SOUTHEASTERN METALS
MANUFACTURING COMPANY, INC.

By: /s/ Loring W. Rutt	By:
Print Name: Loring W. Rutt	Print Name:
Title: Trustee	Title:

By:
Print Name:
Title:

By:
Print Name:
Title:

By:
Print Name:
Title:

45

[Signature Page to Stock Purchase Agreement]
          IN WITNESS WHEREOF, each of the parties hereto has executed, or has caused to be executed by its duly authorized representative, this Agreement as of the date first written above.

SELLERS:	PURCHASER:

SOUTHEASTERN METALS
MANUFACTURING COMPANY, INC.

By: /s/ Earl L. Banks	By:
Print Name: Earl L. Banks	Print Name:
Title: Trustee	Title:

By:
Print Name:
Title:

By:
Print Name:
Title:

By:
Print Name:
Title:

45

[Signature Page to Stock Purchase Agreement]
          IN WITNESS WHEREOF, each of the parties hereto has executed, or has caused to be executed by its duly authorized representative, this Agreement as of the date first written above.

SELLERS:	PURCHASER:

SOUTHEASTERN METALS
MANUFACTURING COMPANY, INC.

By: /s/ Duane M. Simmons	By:
Print Name: Duane M. Simmons	Print Name:
Title:	Title:

By: /s/ Mary Ellen C. Simmons
Print Name: Mary Ellen C. Simmons
Title:

By: /s/ Daniel C. Davis III
Print Name: Daniel C. Davis III
Title:

By: /s/ David M. Hughes
Print Name: David M. Hughes
Title: Vice - President

45

[Signature Page to Stock Purchase Agreement]
          IN WITNESS WHEREOF, each of the parties hereto has executed, or has caused to be executed by its duly authorized representative, this Agreement as of the date first written above.

SELLERS:	PURCHASER:

SOUTHEASTERN METALS
MANUFACTURING COMPANY, INC.

By:	By:
Print Name:	Print Name:
Title:	Title:

By:
Print Name:
Title:

By:
Print Name:
Title:

By: /s/ Larry D. Inhelder
Print Name: Larry D. Inhelder
Title:

45

[Signature Page to Stock Purchase Agreement]
          IN WITNESS WHEREOF, each of the parties hereto has executed, or has caused to be executed by its duly authorized representative, this Agreement as of the date first written above.

SELLERS:	PURCHASER:

SOUTHEASTERN METALS
MANUFACTURING COMPANY, INC.

By: /s/ William L. Korth	By:
Print Name: William L. Korth	Print Name:
Title: Shareholder	Title:

By:
Print Name:
Title:

By:
Print Name:
Title:

By:
Print Name:
Title:

45

[Signature Page to Stock Purchase Agreement]
          IN WITNESS WHEREOF, each of the parties hereto has executed, or has caused to be executed by its duly authorized representative, this Agreement as of the date first written above.

SELLERS:	PURCHASER:

SOUTHEASTERN METALS
MANUFACTURING COMPANY, INC.

By: /s/ Lura M. Hansen	By:
Print Name: Lura M. Hansen	Print Name:
Title:	Title:

By:
Print Name:
Title:

By:
Print Name:
Title:

By:
Print Name:
Title:

45

[Signature Page to Stock Purchase Agreement]
          IN WITNESS WHEREOF, each of the parties hereto has executed, or has caused to be executed by its duly authorized representative, this Agreement as of the date first written above.

SELLERS:	PURCHASER:

SOUTHEASTERN METALS
MANUFACTURING COMPANY, INC.

By: /s/ Carter Dunlap	By:
Print Name: Carter Dunlap	Print Name:
Title: Trustee Kevin Barry Hayes Trust, FBO Timothy Barry Hayes	Title:

By: /s/ Carter Dunlap
Print Name: Carter Dunlap
Title: Trustee Kevin Barry Hayes Trust FBO Kelly Megan Hayes

By: /s/ Carter Dunlap
Print Name: Carter Dunlap
Title: Trustee Kevin Barry Hayes FBO Casey John Hayes

By:
Print Name:
Title:

45

[Signature Page to Stock Purchase Agreement]
          IN WITNESS WHEREOF, each of the parties hereto has executed, or has caused to be executed by its duly authorized representative, this Agreement as of the date first written above.

SELLERS:	PURCHASER:

SOUTHEASTERN METALS
MANUFACTURING COMPANY, INC.

By: /s/ W. Brent Taylor	By:
Print Name: W. Brent Taylor	Print Name:
Title: President	Title:

By:
Print Name:
Title:

By:
Print Name:
Title:

By:
Print Name:
Title:

45

[Signature Page to Stock Purchase Agreement]
          IN WITNESS WHEREOF, each of the parties hereto has executed, or has caused to be executed by its duly authorized representative, this Agreement as of the date first written above.

SELLERS:	PURCHASER:

SOUTHEASTERN METALS
MANUFACTURING COMPANY, INC.

By: /s/ Robin A. Edgar	By:
Print Name: Robin A. Edgar	Print Name:
Title: Trustee	Title:

By:
Print Name:
Title:

By:
Print Name:
Title:

By:
Print Name:
Title:

45

[Signature Page to Stock Purchase Agreement]
          IN WITNESS WHEREOF, each of the parties hereto has executed, or has caused to be executed by its duly authorized representative, this Agreement as of the date first written above.

SELLERS:	PURCHASER:

SOUTHEASTERN METALS
MANUFACTURING COMPANY, INC.

By: /s/ Frank J. Fulford	By:
Print Name: Frank J. Fulford	Print Name:
Title: Vice President	Title:

By: /s/ Carole A. Fulford
Print Name: Carole A. Fulford
Title:

By:
Print Name:
Title:

By:
Print Name:
Title:

45

[Signature Page to Stock Purchase Agreement]
          IN WITNESS WHEREOF, each of the parties hereto has executed, or has caused to be executed by its duly authorized representative, this Agreement as of the date first written above.

SELLERS:	PURCHASER:

SOUTHEASTERN METALS
MANUFACTURING COMPANY, INC.

By: /s/ Janice C. Jones	By:
Print Name: Janice C. Jones	Print Name:
Title:	Title:

By:
Print Name:
Title:

By:
Print Name:
Title:

By:
Print Name:
Title:

45

[Signature Page to Stock Purchase Agreement]
          IN WITNESS WHEREOF, each of the parties hereto has executed, or has caused to be executed by its duly authorized representative, this Agreement as of the date first written above.

SELLERS:	PURCHASER:

SOUTHEASTERN METALS
MANUFACTURING COMPANY, INC.

By: /s/ Ben Dinapoli	By:
Print Name: Ben Dinapoli	Print Name:
Title: Production Mgr.	Title:

By:
Print Name:
Title:

By:
Print Name:
Title:

By:
Print Name:
Title:

SCHEDULE 1
SHAREHOLDERS

	Certificate	Number of
Name	Number	Shares
Taylor Family Revocable Trust	1	51,000
W. Brent Taylor, Trustee	30	2,000

David Michael Hughes	2	7,500
David Michael Hughes	3	10,000

Robin A. Edgar & Ellen K. Edgar, Trustees	11	5,000

Loring W. Rutt, Trustee	12-A (duplicate)	2,500

Frank J. & Carole A. Fulford	14	6,000
Frank J. Fulford	31	500

William L. Korth & Sandra K. Korth, Trustee	15	7,000
“	19	23,333
“	32	1,500

Barbara F. Banks & Earl L. Banks, Trustee	20	23,334

Lura M. Hansen	21	23,333

Larry D. Inhelder	23	13,000

Daniel C. Davis III	24	2,500

Janice C. Jones	25	3,000

Carter Dunlap, Trustee FBO Timothy Hayes	26	1,000
Carter Dunlap, Trustee FBO Casey Hayes	27	1,000
Carter Dunlap, Trustee FBO Keely Hayes	28	1,000

Duane M. Simmons and Mary Ellen C. Simons	29	5,000

Ben Dinapoli	33	2,500

SCHEDULE 3.01(c)
CONFLICTS
     All shareholders are governed by the Pacific Award Metals, Inc. Buy and Sell Agreement dated June 18, 2001, restricting the transfer, encumbrance, alienation or assignment of the shareholder’s stock in the company without the providing of certain notices to the Company and to the other shareholders. Said agreement also provides options and rights of first refusal to the Company and the shareholders in the event a shareholder desires to transfer shares in the Company. By signing this agreement, the Company and all shareholders waive the rights and duties and obligations of the shareholders and the Company under said Buy and Sell Agreement. The Buy and Sell Agreement will be terminated on or before closing.
     The Wells Fargo Bank Credit and Security Agreement dated as of December 22, 2008, entered into by the Company, which will be paid off at closing.
     The K.I.T. International Note and Security Agreement dated March 24, 2011, entered into by the Company, which will be paid off at closing.

SCHEDULE 3.01(e)
LITIGATION
See Schedule 3.02(j).

SCHEDULE 3.02(a)
JURISDICTION OF ORGANIZATION
AND
JURISDICTIONS IN WHICH THE COMPANY IS QUALIFIED TO DO BUSINESS
1.	The Company was organized in the State of California.
2.	Company is qualified or registered to do business in the States of Arizona, California and Washington.
Company has operated in Colorado and has filed tax returns in Colorado. Company is in the process of registering with the Colorado Secretary of State as a foreign corporation doing business in Colorado.

SCHEDULE 3.02(c)
OFFICERS AND DIRECTORS OF PACIFIC AWARD METALS, INC.
OFFICERS:

President	W. Brent Taylor
Vice-President of Sales	Frank J. Fulford
Vice President	David M. Hughes
Secretary	Donald Laughlin
Chief Financial Officer	Donald Laughlin
DIRECTORS:
W. Brent Taylor
David M. Hughes
Duane M. Simmons
William L. Korth
Larry D. Inhelder

SCHEDULE 3.02(d)
CONFLICTS
     All shareholders are governed by the Pacific Award Metals, Inc. Buy and Sell Agreement dated June 18, 2001, restricting the transfer, encumbrance, alienation or assignment of the shareholder’s stock in the company without the providing of certain notices to the Company and to the other shareholders. Said agreement also provides options and rights of first refusal to the Company and the shareholders in the event a shareholder desires to transfer shares in the Company. By signing this agreement, the Company and all shareholders waive the rights and duties and obligations of the shareholders and the Company under said Buy and Sell Agreement. The Buy and Sell Agreement will be terminated on or before closing.
     The Wells Fargo Bank Credit and Security Agreement dated as of December 22, 2008, entered into by the Company, which will be paid off at closing.
     The K.I.T. International Note and Security Agreement dated March 24, 2011, entered into by the Company, which will be paid off at closing.

SCHEDULE 3.02(e)
GOVERNMENT CONSENTS AND APPROVALS
None.

SCHEDULE 3.02(g)
LIABILITIES
None.

SCHEDULE 3.02(h)
PERMITS

BUSINESS LICENSES	License Number	Expiration Date
CITY OF BALDWIN PARK CA	991574	06/30/11
CITY OF UNION CITY CA	BL-023926	06/30/11
CITY OF VANCOUVER WA	14482	03/31/12
CITY OF KENT WA	BLC-2040033	01/31/12
CITY OF PHOENIX AZ	1011289	12/31/11

SALES, USE, EXCISE TAX:	Account Number
CA SALES TAX	SRAP 97-882997
CO SALES TAX	04134717-0000
CO CITY AND COUNTY OF DENVER SALES TAX	282157-010063
NV SALES TAX	1000631583
WA EXCISE TAX	602130459
AZ TRANSACTION PRIVILEGE, USE & SEVERANCE TAX	07636478-V
AZ CITY OF PHOENIX PRIVILEGE (SALES) TAX	282157-010063
Baldwin Park Permits EPA ID # CAL000302257

CALIFORNIA REGIONAL WATER QUALITY CONTROL BOARD WDID — 4B195S009949 GENERAL PERMIT — CAS000001 WATER QUALITY — 97-03-DWQ

UNIFIED PROGRAM FACILITY PERMIT (LA COUNTY FIRE DEPT) LA CO CUPA — AR0031352

COMPRESSOR PERMITS BUILDING 1 ST SERIAL # — A007081-08 NB #SER — 95644 ST SERIAL # — A008011-08 NB #SER — 189086

BUILDING 2 ST SERIAL # — A007083-91 NB #SER — 229086 ST SERIAL # — A007082-91
NB #SER — 222743

DEPARTMENT OF INDUSTRIAL RELATIONS PERMIT TO OPERATE LIQUIFIED PETROLEUM GAS ST # — L008309-98 SERIAL # — 10462

Union City Permits to Operate: Business License City of Union City License # BL-023926 Account # 015593

Liquefied Petroleum Gas Tank SER # 132580 State # L002160-75

Air Pressure Tank SER # 30444 State # A002289-86 SER # 3147770 State # A002192-75

Union City Fire Department (CUPA division) no permit numbers

Bay Area Air Quality Management District Plant # 12505

Department of Resources Recycling & Recovery # 1608981-01

EPA # CAL000229799

SCHEDULE 3.02(i)
ABSENCE OF CERTAIN CHANGES
Secured Note and related agreements relating to the loan made by K.I.T. International, Inc. on March 24, 2011, which will be paid off on or before Closing.
The Company continues to be in default under certain covenants made by the Company in that certain Credit and Security Agreement dated as of December 22, 2008 with Wells Fargo Bank, NA, which will be paid off at Closing.

SCHEDULE 3.02(j)
LITIGATION
     Company is a party to the following litigation. Pacific Award Metals, Inc. is being sued in a negligence, personal injury case in the State of Oregon by Dustin Fullgraf. This is case No. CN22652, captioned “Dustin Fullgraf v. Firebolt Trucking, LLC, a foreign corporation; May Trucking, Inc., an Oregon Corporation; and Pacific Award Metals, Inc., a foreign corporation.” The accident arose from injuries sustained by Plaintiff when a semi truck he was riding in collided with another semi truck parked on the shoulder of Interstate 84 in Eastern Oregon. The plaintiff alleges a driver for Pacific Award Metals, Inc. contributed to this accident by abruptly pulling in front of oncoming traffic. This claim is being defended by counsel provided by insurance of Pacific Award Metals, Inc.
     Company is also pursuing a claim against Kibel Green Inc. for a refund of the remainder of an unearned deposit for loan consultation. No litigation has been commenced at this time.

SCHEDULE 3.02(m)
INTELLECTUAL PROPERTY
(ii)	Trademarks — U.S.

Title	Trademark Number	Issue Date
Stealth	2,282,019	9/28/1999
Snapie Ties	1,383,007	2/18/1986
Award Stonecoat	2,283,817	10/5/1999
RAP-I-FORM	1,210,253	9/28/1982
Power Bead	3,393,273	3/4/2008
Sun Line	3,058,800	2/14/2006
Nifty-fifty	2,568,162	5/7/2002
Mini Bead	3,077,946	4/4/2006
Minibull	3,175,110	11/21/2006
Ready-Vent	2,336,522	3/28/2000
Trademarks — Canada & Mexico

Title	Trademark Number	Issue Date	Country
Power Bead	TMA737,886	4/9/2009	Canada
Sun Line	TMA707,983	2/21/2008	Canada
Taper’s Bead	TMA701,150	11/20/2007	Canada
Tapers Choice	TMA701,149	11/20/2007	Canada
Minibull	TMA693,198	8/1/2007	Canada
Minibead	TMA668,221	7/19/2006	Canada
Sun Line	900097	9/22/2005	Mexico
Minibull	896556	8/24/2005	Mexico
Minibead	896555	8/24/2005	Mexico
Patents — U.S.

Patent
Title	Number	Issue Date
Multi-Part Foundation Ventilator	6,165,066	12/26/2000
Ridge Vent for Tile Roofs	US6,662,509B2	12/16/2003
Continuation Patent for Ridge Vent	US7,024,829B2	4/11/2006
Foundation Ventilator Plug	USD438,300S	2/27/2001
Company domain name: www.awardmetals.com

Trade Names: Award Metals, which is registered in Los Angeles County, California

Business and Commercial System Purchase/License Agreement by and between Business Automation, Inc. and Award Metals, Inc. dated December 8, 1994

SCHEDULE 3.02(o)
LEASED REAL PROPERTY

Pacific Award Metals Locations	Ownership Entity
1450 Virginia Ave. Baldwin Park, CA 91706	ARI-PAC Investments

1315 Vineland Avenue Baldwin Park, CA 91706	ARI-PAC Investments

50 South 43rd Ave. Phoenix, AZ 85009	43rd Avenue/Jefferson Partnership

1000 Whipple Road Union City, CA 94587	ARI-CAL, LLC

2400 N.E. 65th Ave. Vancouver, WA 98661	Christensen Group, Inc.

18770 80th Place South Kent, WA 98032	Hill Investment Company, LLP

12001 East 37th Ave. Denver, CO 80239	LPJC Development Center Limited LLLP

SCHEDULE 3.02(p)
TOP FIFTEEN CUSTOMERS AND SUPPLIERS
There has been no direct adverse change to customers or suppliers. There has been an indirect adverse change with all of these entities as a result of the elongated and profound nature of the economic downturn that continues to stifle the construction segment of the economy.
None of our top customers have gone out of business, though they shift around some regarding who is actually in or near the top 15. These customers all continue to purchase materials from us but at reduced quantities consistent with the depressed economy.

SCHEDULE 3.02(r)
ENVIRONMENTAL MATTERS
Matters related to an underground storage tank that was removed from the facility located at 1450 North Virginia Avenue, Baldwin Park, California.

SCHEDULE 3.02(s)(i)
EMPLOYEE PLANS
1.	Award Metals 401(k) Plan

2.	Award Metals Union Employees 401(k) Plan

3.	Pacific Award Metals, Inc. Employee Handbook

4.	Pacific Award Metals, Inc. Health and Welfare Benefits Plan

5.	Agreement between Pacific Award Metals, Inc. and Sheet Metal Workers’ International Association Local Union No 170

6.	See attached

7.	Sheet Metal Workers National Pension Fund Plan

AWARD METALS
AUGUST 1, 2010 EMPLOYEE BENEFIT SUMMARY
INTRODUCTION
Award Metals. is proud to offer a generous employee benefit program that gives you flexibility and choice. This summary briefly highlights the benefits offered to all eligible employees and their dependents.
If you would like more information about any of the benefits described here, please contact Human Resources:
Lorraine Rivas
626-814-4410 or
lorrainev@awardmetals.com
WHO CAN BE COVERED?
All full-time regular employees working at least 30 hours per week may participate in benefits programs offered by Award Metals.
Your Eligible dependents include
•	Spouse

•	Domestic Partner

•	Unmarried children under age 19

•	Unmarried children up to age 25 if they are full-time students
Note: Dependent children covered under the medical and/or dental plans as of June 1, 2010 will continue to be eligible for coverage under both plans up to age 26, regardless of their student status.
CHANGES TO ENROLLMENT
The benefit elections you make will be in effect through July 31, 2011. There will be an annual open enrollment period in July, during which you can make new benefit elections for the following August 1st effective date.
Once you make your benefit elections, you cannot change them during the year unless you have a change in family status.
IRS regulations define a change in family status as:
•	Marriage, divorce or legal separation

•	Birth or adoption of a child

•	A child becoming ineligible for dependent coverage

•	Death of a spouse or child

•	A change from full time to part time (or the opposite)

•	An unpaid leave of absence

•	A change in your spouse’s employment

•	A move out of the HMO service area

•	A Qualified Medical Child Support Order
NOTE: If you have a family status change, you have 31 days to update your coverage per insurer guidelines.
Please contact Human Resources immediately upon a change in status to complete the appropriate forms. If you do not update your coverage within 31 days from the family status change, you must wait until the next open enrollment period to update your coverage.
CA Salaried — Open Enrollment 2010     Page 1 of 5

Award Metals offers a choice of medical plans so you can select the coverage that is right for you.
ANTHEM BLUE CROSS HMO PLAN
Anthem Blue Cross offers a Health Maintenance Organization (HMO). Under this plan, you must choose a Primary Care Physician (PCP) and medical group. All of your care must be directed through your PCP and/or your medical group. You will receive benefits only if you use the doctors, clinics and hospitals that belong to the medical group in which you are enrolled.
ANTHEM BLUE CROSS PPO PLANS
With an Anthem Blue Cross Preferred Provider Organization (PPO) plan, you have the freedom to go in and out of network for care. You may use a PPO provider whose negotiated rates provide richer levels of benefits, with claim forms filed by the provider. You may also obtain services outside the PPO network; however, you will incur higher out of pocket expenses and you are responsible for filing claims.
Enrollment in the Anthem Blue Cross Health Savings Account (HSA) allows you to use a Savings Account for qualified medical expenses. Unused HSA dollars can be saved from year to year to reduce the amount you may have to pay for health care in the future.

MEDICAL BENEFITS SUMMARY
		Anthem Blue Cross		Anthem Blue Cross
		PPO PLAN		HEALTH SAVINGS ACCOUNT
	Anthem Blue Cross		OUT OF		OUT OF
FEATURE	HMO PLAN	IN NETWORK	NETWORK	IN NETWORK	NETWORK
Lifetime Maximum	Unlimited	$5,000,000		$5,000,000
Deductible				Applies to medical care
(Calendar Year)				AND prescription drugs
Individual	$0	$250	$750	$1,500
Family	$0	$750	$2,250	$3,000 aggregate
Coinsurance (Plan Pays)	100% for most services	80%	60%	90%	70%
Physician Office Visit	$20 Copay	$20 Copay	60%	90%	70%
Out of Pocket Maximum
(Calendar Year)
Individual	$1,500	$3,000	$6,000	$3,000	$6,000
Family	$3,000	N/A	N/A	$6,000	$12,000
Hospitalization
Inpatient	$250 copay per	$250 Deductible,	$750 Deductible,
	admission	then 80%	then 60%	90%	70%
Outpatient	80%	80%	60%	90%	70%
Emergency Services	$100 Copay	$100 Deductible, then 80%		90%
Wellness Exams				Deductible waived for these services
Adult	$20 Copay	$25 Copay
	for most services	for most services	60%	100%	70%
Children	$20 Copay	$25 Copay	60%	100%	70%
Prescription Drugs	Mandatory Generic*	Mandatory Generic*		Mandatory Generic *
Generic Formulary	$10	$10		90%	10%
Brand Name Formulary	$25	$25		90%	25%
Non-Formulary	$40	$40		90%	10%
Mail Order
(up to 90 day supply)	$20/$50/$80	$20/$50/$80		Not available	$20/$50/$80
Mental Health
(non-severe)
Inpatient	$250 copay per	$250 Deductible,	$750 Deductible,	$250 copay per	$250 Deductible,
	admission	then 80%	then 60%	admission	then 80%
Outpatient	$20 Copay	$20 Copay	60%	$20 Copay	$20 Copay
Most out of network services are based on the customary & reasonable charge.

*	Mandatory Generic Substitution: Failure to get generic when available will result in the member paying the difference in cost between the generic drug and the brand name drug plus the brand name drug copay. The mail order drug program has been enhanced to allow the member to receive a 3 month supply of generic medication for just one generic drug copay.
CA Salaried — Open Enrollment 2010     Page 2 of 5

DENTAL
PPO DENTAL
The PPO Dental plan benefits cover a wide range of dental services. You have the freedom to go in and out of network for care.
You may visit a PPO dentist and benefit from the reduced contracted fee resulting in less out of pocket expense.
You may also visit an out of network dentist, where services will be based on a reasonable and customary amount and you will be responsible for any amount owed after insurance has paid.

FEATURE	IN NETWORK	OUT OF NETWORK
Calendar Year Maximum	$1,500	$1,500
Deductible (Ind. / Family)	$50 / $150	$50/$150
	Plan Pays:
Preventive	100%
Deductible Waived for Preventive Services?	Yes
Basic Services	90%	80%
Major Services	60%	50%
Orthodontia (child only)	50%	50%
Orthodontia Lifetime Max	$ 1,500

The Vision Service Plan (VSP) provides professional vision care and high quality lenses and frames through a broad network of optical specialists.

FEATURE	IN NETWORK	OUT OF NETWORK
Deductible
Examination	$ 20
Prescription Glasses	$ 20
Contact Lenses	No Copay
Lenses
Single Vision	100%	$45 Benefit
Bifocal	100%	$65 Benefit
Trifocal	100%	$85 Benefit
Frame	$120 Benefit	$47 Benefit
Contact Lenses	$120 Benefit	$105 Benefit
(in lieu of glasses)
Frequency
Exam	12 months
Lenses	12 months
Frames	24 months
BASIC LIFE AND AD&D
Award Metals provides full-time salaried employees with Basic Term Life and Accidental Death & Dismemberment (AD&D) insurance through Prudential Financial. The Basic Term Life benefit is 2x base salary, up to $500,000.
The AD&D benefit matches the Basic Term Life benefit. The AD&D benefit includes benefits for loss of life or limbs due to an accident.
DEPENDENT LIFE
Award Metals also provides full-time salaried employees with Basic Term Life insurance for their dependents through Prudential Financial. The Basic Term Life benefit is $5,000 for a spouse and $1,000 for each dependent child.
VOLUNTARY LIFE AND AD&D
You may elect to purchase additional Term Life insurance at group rates provided by Prudential Financial. You pay for this coverage with after-tax dollars through payroll deduction. Benefits are available to employees in increments of $10,000 up to $500,000. Coverage for your spouse and child(ren) is also available. For more information, contact your Human Resources Dept.
CA Salaried — Open Enrollment 2010     Page 3 of 5

LONG TERM DISABILITY
Award Metals also provides full-time salaried employees with Long-Term Disability coverage which may replace up to 60% of your income, in the event that you are disabled due to injury or illness, through Prudential Financial. Benefits begin the day after the waiting period is completed.

FEATURE
Benefit	60% of pre-disability earnings
Benefit Maximum	$6,000/month
Waiting Period	90 Days
Maximum Benefit Duration	Social Security Normal Retirement Age
SHORT TERM DISABILITY
Award Metals also provides Short-Term Disability coverage which may replace up to 60% of your income for up to twelve weeks, in the event that you are disabled due to injury or illness, through Prudential Financial. Benefits begin the day after the waiting period is completed.
This weekly benefit is intended to provide income to you for brief periods of disability, such as pregnancy or post-surgery, or until you become eligible to receive Long-Term Disability benefits.

FEATURE
Benefit	60% of pre-disability earnings
Benefit Maximum	$1,000/week
Waiting Period	7 Days
Maximum Benefit Duration	12 Weeks
CA Salaried — Open Enrollment 2010     Page 4 of 5

INSURANCE BENEFITS CONTACTS

Medical HMO	Anthem Blue Cross
800-227-3560	www.anthem.com/ca

Medical PPO	Anthem Blue Cross
800-888-8288	www.anthem.com/ca

Prescription Drugs	Anthem Blue Cross
800-700-2541

Dental	Assurant
800-442-7742	www.assurant.com

Vision	VSP
800-877-7195	www.vsp.com

Basic Life, AD&D, and Dependent Life	Prudential Financial
800-524-0542	www.prudential.com

Disability	Prudential Financial
800-842-1718	www.prudential.com

Flexible Spending Accounts	Conexis
877-266-3947	www.conexis.org
Provider Directories are available online for Medical, Dental and Vision providers.
Remember: Medical, Dental and Vision contributions are deducted before taxes through payroll! Any contributions for Domestic Partner coverage are after-tax deductions per IRS regulations.
This summary provides an overview of some of your benefit plan choices. It is for informational purposes only. It is not intended to be an agreement for continued employment. Neither is it a legal plan document. If there is a disagreement between this summary and the plan documents, the documents will govern. In addition, the plans described in this summary are subject to change without notice. Continuation of any benefit plan or coverage is at the company’s discretion and in accordance with federal and state laws. If you need additional information or have any questions about the benefit program, please contact Human Resources.
HOW MUCH WILL YOU PAY FOR BENEFITS?
Vision, Basic Life and AD&D, Long-Term Disability and Short-Term Disability insurance coverages are provided for you by Award Metals at no cost to you.
You and the company share in the cost of the Medical and Dental benefits you elect.
Your contributions for Medical and Dental benefits are deducted before taxes are withheld, which saves you tax dollars.
EMPLOYEE CONTRIBUTIONS PER MONTH

Medical — Anthem Blue Cross HMO Plan
Employee	$118.00
Employee + Spouse/DP	$271.00
Employee + Child(ren)	$222.00
Employee + Family	$399.00
Medical — Anthem Blue Cross PPO Plan
Employee	$127.00
Employee + Spouse/DP	$292.00
Employee + Child(ren)	$239.00
Employee + Family	$430.00
Medical— Anthem Blue Cross Health Savings Account
Employee	$110.25
Employee + Spouse/DP	$228.90
Employee + Child(ren)	$203.70
Employee + Family	$245.70
Dental — Assurant
Employee	$9.00
Employee + Spouse/DP	$19.00
Employee + Child(ren)	$21.00
Employee + Family	$32.00
FLEXIBLE SPENDING ACCOUNTS (FSA’s)
The flexible benefit plan allows you to put away money on a PRE-TAX basis (in other words, before taxes are withheld) for qualified Health Care and Dependent Care.
FSA enrollment is on a calendar year basis. There will be an open enrollment period in December, during which you can make benefit elections for the following January 1 effective date.
CA Salaried — Open Enrollment 2010     Page 5 of 5

AWARD METALS
AUGUST 1, 2010 EMPLOYEE BENEFIT SUMMARY
INTRODUCTION
Award Metals is proud to offer a generous employee benefit program. This summary briefly highlights the benefits offered to all eligible employees and their dependents.
If you would like more information about any of the benefits described here, please contact Human Resources:
Lorraine Rivas
626-814-4410 or
lorrainev@awardmetals.com
WHO CAN BE COVERED?
All full-time regular employees working at least 30 hours per week may participate in benefits programs offered by Award Metals.
Your Eligible dependents include
•	Spouse

•	Domestic Partner

•	Unmarried children under age 19

•	Unmarried children up to age 25 if they are full-time students
Note: Dependent children covered under the medical and/or dental plans as of June 1, 2010 will continue to be eligible for coverage under both plans up to age 26, regardless of their student status.
CHANGES TO ENROLLMENT
The benefit elections you make will be in effect through July 31, 2011. There will be an annual open enrollment period in July, during which you can make new benefit elections for the following August 1st effective date.
Once you make your benefit elections, you cannot change them during the year unless you have a change in family status.
IRS regulations define a change in family status as:
•	Marriage, divorce or legal separation

•	Birth or adoption of a child

•	A child becoming ineligible for dependent coverage

•	Death of a spouse or child

•	A change from full time to part time (or the opposite)

•	An unpaid leave of absence

•	A change in your spouse’s employment

•	A move out of the HMO service area

•	A Qualified Medical Child Support Order
NOTE: If you have a family status change, you have 31 days to update your coverage per insurer guidelines.
Please contact Human Resources immediately upon a change in status to complete the appropriate forms. If you do not update your coverage within 31 days from the family status change, you must wait until the next open enrollment period to update your coverage.
Non-CA — Open Enrollment 2010    Page 1 of 4

ANTHEM BLUE CROSS PPO PLAN
With an Anthem Blue Cross Preferred Provider Organization (PPO) plan, you have the freedom to go in and out of network for care. You may use a PPO provider whose negotiated rates provide richer levels of benefits, with claim forms filed by the provider. You may also obtain services outside the PPO network; however, you will incur higher out of pocket expenses and you are responsible for filing claims.

MEDICAL BENEFITS SUMMARY
	Anthem Blue Cross
FEATURE	PPO PLAN
	IN NETWORK	OUT OF NETWORK
Lifetime Maximum	$5,000,000
Deductible (Calendar Year)
Individual	$250	$750
Family	$750	$2,250
Coinsurance (Plan Pays)	80%	60%
Physician Office Visit	$20 Copay	60%
Out of Pocket Maximum (Calendar Year)
Individual	$3,000	$6,000
Family	N/A	N/A
Hospitalization
Inpatient	$250 Deductible, then 80%	$750 Deductible, then 60%
Outpatient	80%	60%
Emergency Services	$100 Deductible, then 80%
Wellness Exams
Adult	$25 Copay for most services	60%
Children	$25 Copay	60%
Prescription Drugs	Mandatory Generic*
Generic Formulary	$10
Brand Name Formulary	$25
Non-Formulary	$40
Mail Order (up to 90 day supply)	$20/$50/$80
Mental Health (non-severe)
Inpatient	$250 Deductible, then 80%	$750 Deductible, then 60%
Outpatient	$20 Copay	60%
Most out of network services are based on the customary & reasonable charge.

*	Mandatory Generic Substitution: Failure to get generic when available will result in the member paying the difference in cost between the generic drug and the brand name drug plus the brand name drug copay. The mail order drug program has been enhanced to allow the member to receive a 3 month supply of generic medication for just one generic drug copay.
Non-CA — Open Enrollment 2010     Page 2 of 4

DENTAL
PPO DENTAL
The PPO Dental plan benefits cover a wide range of dental services. You have the freedom to go in and out of network for care.
You may visit a PPO dentist and benefit from the reduced contracted fee resulting in less out of pocket expense.
You may also visit an out of network dentist, where services will be based on a reasonable and customary amount and you will be responsible for any amount owed after insurance has paid.

FEATURE	IN NETWORK	OUT OF NETWORK
Calendar Year Maximum	$1,500	$1,500
Deductible (Ind. / Family)	$50 / $150	$50 / $150
	Plan Pays:
Preventive	100%
Deductible Waived for Preventive Services?	Yes
Basic Services	90%	80%
Major Services	60%	50%
Orthodontia (child only)	50%	50%
Orthodontia Lifetime Max	$1,500
The Vision Service Plan (VSP) provides professional vision care and high quality lenses and frames through a broad network of optical specialists.

FEATURE	IN NETWORK	OUT OF NETWORK
Deductible
Examination	$20
Prescription Glasses	$20
Contact Lenses	No Copay
Lenses
Single Vision	100%	$45 Benefit
Bifocal	100%	$65 Benefit
Trifocal	100%	$85 Benefit
Frame	$120 Benefit	$47 Benefit
Contact Lenses	$120 Benefit	$105 Benefit
	(in lieu of glasses)
Frequency
Exam	12 months
Lenses	12 months
Frames	24 months
BASIC LIFE AND AD&D
Award Metals provides full-time hourly employees with Basic Term Life and Accidental Death & Dismemberment (AD&D) insurance through Prudential Financial. The Basic Term Life benefit is $10,000.
The AD&D benefit matches the Basic Term Life benefit. The AD&D benefit includes benefits for loss of life or limbs due to an accident.
DEPENDENT LIFE
Award Metals also provides full-time salaried employees with Basic Term Life insurance for their dependents through Prudential Financial. The Basic Term Life benefit is $5,000 for a spouse and $1,000 for each dependent child.
VOLUNTARY LIFE AND AD&D
You may elect to purchase additional Term Life insurance at group rates provided by Prudential Financial. You pay for this coverage with after-tax dollars through payroll deduction. Benefits are available to employees in increments of $10,000 up to $500,000. Coverage for your spouse and child(ren) is also available. For more information, contact your Human Resources Dept.
SHORT TERM DISABILITY
Award Metals also provides Short-Term Disability coverage which may replace up to 60% of your income for up to twelve weeks, in the event that you are disabled due to injury or illness, through Prudential Financial. Benefits begin the day after the waiting period is completed.
This weekly benefit is intended to provide income to you for brief periods of disability, such as pregnancy or post-surgery.

FEATURE
Benefit	60% of pre-disability earnings
Benefit Maximum	$1,000/week
Waiting Period	7 Days
Maximum Benefit Duration	12 Weeks
Non-CA — Open Enrollment 2010     Page 3 of 4

INSURANCE BENEFITS CONTACTS

Medical PPO	Anthem Blue Cross
800-888-8288	www.anthem.com/ca

Prescription Drugs	Anthem Blue Cross
800-700-2541

Dental	Assurant
800-442-7742	www.assurant.com

Vision	VSP
800-877-7195	www.vsp.com

Basic Life, AD&D, and Dependent Life	Prudential Financial
800-524-0542	www.prudential.com

Disability	Prudential Financial
800-842-1718	www.prudential.com

Flexible Spending Accounts	Conexis
877-266-3947	www.conexis.org
Provider Directories are available online for Medical, Dental and Vision providers.
Remember: Medical, Dental and Vision contributions are deducted before taxes through payroll! Any contributions for Domestic Partner coverage are after-tax deductions per IRS regulations.
This summary provides an overview of some of your benefit plan choices. It is for informational purposes only. It is not intended to be an agreement for continued employment. Neither is it a legal plan document. If there is a disagreement between this summary and the plan documents, the documents will govern. In addition, the plans described in this summary are subject to change without notice. Continuation of any benefit plan or coverage is at the company’s discretion and in accordance with federal and state laws. If you need additional information or have any questions about the benefit program, please contact Human Resources.
HOW MUCH WILL YOU PAY FOR BENEFITS?
Vision, Basic Life and AD&D, and Short-Term Disability insurance coverages are provided for you by Award Metals at no cost to you.
You and the company share in the cost of the Medical and Dental benefits you elect.
Your contributions for Medical and Dental benefits are deducted before taxes are withheld, which saves you tax dollars.
EMPLOYEE CONTRIBUTIONS
PER MONTH

Medical Blue Cross PPO Plan
Employee	$92.00
Employee + Spouse/DP	$212.00
Employee + Child(ren)	$174.00
Employee + Family	$312.00
Dental — Assurant
Employee	$9.00
Employee + Spouse/DP	$19.00
Employee + Child(ren)	$21.00
Employee + Family	$32.00
FLEXIBLE SPENDING ACCOUNTS (FSA’s)
The flexible benefit plan allows you to put away money on a PRE-TAX basis (in other words, before taxes are withheld) for qualified Health Care and Dependent Care.
FSA enrollment is on a calendar year basis. There will be an open enrollment period in December, during which you can make benefit elections for the following January 1 effective date.
Non-CA — Open Enrollment 2010     Page 4 of 4

AWARD METALS
AUGUST 1, 2010 EMPLOYEE BENEFIT SUMMARY
INTRODUCTION
Award Metals is proud to offer a generous employee benefit program. This summary briefly highlights the benefits offered to all eligible employees and their dependents.
If you would like more information about any of the benefits described here, please contact Human Resources:
Lorraine Rivas
626-814-4410 or
lorrainev@awardmetals.com
WHO CAN BE COVERED?
All full-time regular employees working at least 30 hours per week may participate in benefits programs offered by Award Metals.
Your Eligible dependents include
•	Spouse

•	Domestic Partner

•	Unmarried children under age 19

•	Unmarried children up to age 25 if they are full-time students
Note: Dependent children covered under the medical and/or dental plans as of June 1, 2010 will continue to be eligible for coverage under both plans up to age 26, regardless of their student status.
CHANGES TO ENROLLMENT
The benefit elections you make will be in effect through July 31, 2011. There will be an annual open enrollment period in July, during which you can make new benefit elections for the following August 1st effective date.
Once you make your benefit elections, you cannot change them during the year unless you have a change in family status.
IRS regulations define a change in family status as:
•	Marriage, divorce or legal separation

•	Birth or adoption of a child

•	A child becoming ineligible for dependent coverage

•	Death of a spouse or child

•	A change from full time to part time (or the opposite)

•	An unpaid leave of absence

•	A change in your spouse’s employment

•	A move out of the HMO service area

•	A Qualified Medical Child Support Order
NOTE: If you have a family status change, you have 31 days to update your coverage per insurer guidelines.
Please contact Human Resources immediately upon a change in status to complete the appropriate forms. If you do not update your coverage within 31 days from the family status change, you must wait until the next open enrollment period to update your coverage.
Non-CA Salaried — Open Enrollment 2010     Page 1 of 5

ANTHEM BLUE CROSS PPO PLAN
With an Anthem Blue Cross Preferred Provider Organization (PPO) plan, you have the freedom to go in and out of network for care. You may use a PPO provider whose negotiated rates provide richer levels of benefits, with claim forms filed by the provider. You may also obtain services outside the PPO network; however, you will incur higher out of pocket expenses and you are responsible for filing claims.

MEDICAL BENEFITS SUMMARY
	Anthem Blue Cross
FEATURE	PPO PLAN
	IN NETWORK	OUT OF NETWORK
Lifetime Maximum	$5,000,000
Deductible (Calendar Year)
Individual	$250	$750
Family	$750	$2,250
Coinsurance (Plan Pays)	80%	60%
Physician Office Visit	$20 Copay	60%
Out of Pocket Maximum (Calendar Year)
Individual	$3,000	$6,000
Family	N/A	N/A
Hospitalization
Inpatient	$250 Deductible, then 80%	$750 Deductible, then 60%
Outpatient	80%	60%
Emergency Services	$100 Deductible, then 80%
Wellness Exams
Adult	$25 Copay for most services	60%
Children	$25 Copay	60%
Prescription Drugs	Mandatory Generic*
Generic Formulary	$10
Brand Name Formulary	$25
Non-Formulary	$40
Mail Order (up to 90 day supply)	$20/$50/$80
Mental Health (non-severe)
Inpatient	$250 Deductible, then 80%	$750 Deductible, then 60%
Outpatient	$20 Copay	60%
Most out of network services are based on the customary & reasonable charge.

*	Mandatory Generic Substitution: Failure to get generic when available will result in the member paying the difference in cost between the generic drug and the brand name drug plus the brand name drug copay. The mail order drug program has been enhanced to allow the member to receive a 3 month supply of generic medication for just one generic drug copay.
Non-CA Salaried — Open Enrollment 2010      Page 2 of 5

DENTAL
PPO DENTAL
The PPO Dental plan benefits cover a wide range of dental services. You have the freedom to go in and out of network for care.
You may visit a PPO dentist and benefit from the reduced contracted fee resulting in less out of pocket expense.
You may also visit an out of network dentist, where services will be based on a reasonable and customary amount and you will be responsible for any amount owed after insurance has paid.

FEATURE	IN NETWORK	OUT OF NETWORK
Calendar Year Maximum	$1,500	$1,500
Deductible (Ind. / Family)	$50 / $150	$50 / $150
	Plan Pays:
Preventive	100%
Deductible Waived for Preventive Services?	Yes
Basic Services	90%	80%
Major Services	60%	50%
Orthodontia (child only)	50%	50%
Orthodontia Lifetime Max	$1,500
The Vision Service Plan (VSP) provides professional vision care and high quality lenses and frames through a broad network of optical specialists.

FEATURE	IN NETWORK	OUT OF NETWORK
Deductible
Examination	$20
Prescription Glasses	$20
Contact Lenses	No Copay
Lenses
Single Vision	100%	$45 Benefit
Bifocal	100%	$65 Benefit
Trifocal	100%	$85 Benefit
Frame	$120 Benefit	$47 Benefit
Contact Lenses	$120 Benefit	$105 Benefit
	(in lieu of glasses)
Frequency
Exam	12 months
Lenses	12 months
Frames	24 months
BASIC LIFE AND AD&D
Award Metals provides full-time salaried employees with Basic Term Life and Accidental Death & Dismemberment (AD&D) insurance through Prudential Financial. The Basic Term Life benefit is 2x base salary, up to $500,000.
The AD&D benefit matches the Basic Term Life benefit. The AD&D benefit includes benefits for loss of life or limbs due to an accident.
DEPENDENT LIFE
Award Metals also provides full-time salaried employees with Basic Term Life insurance for their dependents through Prudential Financial. The Basic Term Life benefit is $5,000 for a spouse and $1,000 for each dependent child.
VOLUNTARY LIFE AND AD&D
You may elect to purchase additional Term Life insurance at group rates provided by Prudential Financial. You pay for this coverage with after-tax dollars through payroll deduction. Benefits are available to employees in increments of $10,000 up to $500,000. Coverage for your spouse and child(ren) is also available. For more information, contact your Human Resources Dept.
Non-CA Salaried — Open Enrollment 2010     Page 3 of 5

LONG TERM DISABILITY
Award Metals also provides full-time salaried employees with Long-Term Disability coverage which may replace up to 60% of your income, in the event that you are disabled due to injury or illness, through Prudential Financial. Benefits begin the day after the waiting period is completed.

FEATURE
Benefit	60% of pre-disability earnings
Benefit Maximum	$6,000/month
Waiting Period	90 Days
Maximum Benefit Duration	Social Security Normal Retirement Age
SHORT TERM DISABILITY
Award Metals also provides Short-Term Disability coverage which may replace up to 60% of your income for up to twelve weeks, in the event that you are disabled due to injury or illness, through Prudential Financial. Benefits begin the day after the waiting period is completed.
This weekly benefit is intended to provide income to you for brief periods of disability, such as pregnancy or post-surgery, or until you become eligible to receive Long-Term Disability benefits.

FEATURE
Benefit	60% of pre-disability earnings
Benefit Maximum	$1,000/week
Waiting Period	7 Days
Maximum Benefit Duration	12 Weeks
Non-CA Salaried — Open Enrollment 2010 Page 4 of 5

INSURANCE BENEFITS CONTACTS

Medical PPO	Anthem Blue Cross
800-888-8288	www.anthem.com/ca

Prescription Drugs	Anthem Blue Cross
800-700-2541

Dental	Assurant
800-442-7742	www.assurant.com

Vision	VSP
800-877-7195	www.vsp.com

Basic Life, AD&D, and Dependent Life	Prudential Financial
800-524-0542	www.prudential.com

Disability	Prudential Financial
800-842-1718	www.prudential.com

Flexible Spending Accounts	Conexis
877-266-3947	www.conexis.org
Provider Directories are available online for Medical, Dental and Vision providers.
Remember: Medical, Dental and Vision contributions are deducted before taxes through payroll! Any contributions for Domestic Partner coverage are after-tax deductions per IRS regulations.
This summary provides an overview of some of your benefit plan choices. It is for informational purposes only. It is not intended to be an agreement for continued employment. Neither is it a legal plan document. If there is a disagreement between this summary and the plan documents, the documents will govern. In addition, the plans described in this summary are subject to change without notice. Continuation of any benefit plan or coverage is at the company’s discretion and in accordance with federal and state laws. If you need additional information or have any questions about the benefit program, please contact Human Resources.
HOW MUCH WILL YOU PAY FOR BENEFITS?
Vision, Basic Life and AD&D, Long-Term Disability and Short-Term Disability insurance coverages are provided for you by Award Metals at no cost to you.
You and the company share in the cost of the Medical and Dental benefits you elect.
Your contributions for Medical and Dental benefits are deducted before taxes are withheld, which saves you tax dollars.
EMPLOYEE CONTRIBUTIONS
PER MONTH

Medical – Anthem Blue Cross PPO Plan
Employee	$92.00
Employee + Spouse/DP	$212.00
Employee + Child(ren)	$174.00
Employee + Family	$312.00
Dental – Assurant
Employee	$9.00
Employee + Spouse/DP	$19.00
Employee + Child(ren)	$21.00
Employee + Family	$32.00
FLEXIBLE SPENDING ACCOUNTS (FSA’s)
The flexible benefit plan allows you to put away money on a PRE-TAX basis (in other words, before taxes are withheld) for qualified Health Care and Dependent Care.
FSA enrollment is on a calendar year basis. There will be an open enrollment period in December, during which you can make benefit elections for the following January 1 effective date.
Non-CA Salaried — Open Enrollment 2010      Page 5 of 5

AWARD METALS
AUGUST 1, 2010 EMPLOYEE BENEFIT SUMMARY
INTRODUCTION
Award Metals. is proud to offer a generous employee benefit program that gives you flexibility and choice. This summary briefly highlights the benefits offered to all eligible employees and their dependents.
If you would like more information about any of the benefits described here, please contact Human Resources:
Lorraine Rivas
626-814-4410 or
lorrainev@awardmetals.com
WHO CAN BE COVERED?
All full-time regular employees working at least 30 hours per week may participate in benefits programs offered by Award Metals.
Your Eligible dependents include
•	Spouse

•	Domestic Partner

•	Unmarried children under age 19

•	Unmarried children up to age 25 if they are full-time students
Note: Dependent children covered under the medical and/or dental plans as of June 1, 2010 will continue to be eligible for coverage under both plans up to age 26, regardless of their student status.
CHANGES TO ENROLLMENT
The benefit elections you make will be in effect through July 31, 2011. There will be an annual open enrollment period in July, during which you can make new benefit elections for the following August 1st effective date.
Once you make your benefit elections, you cannot change them during the year unless you have a change in family status.
IRS regulations define a change in family status as:
•	Marriage, divorce or legal separation
•	Birth or adoption of a child
•	A child becoming ineligible for dependent coverage
•	Death of a spouse or child
•	A change from full time to part time (or the opposite)
•	An unpaid leave of absence
•	A change in your spouse’s employment
•	A move out of the HMO service area
•	A Qualified Medical Child Support Order
NOTE: If you have a family status change, you have 31 days to update your coverage per insurer guidelines.
Please contact Human Resources immediately upon a change in status to complete the appropriate forms. If you do not update your coverage within 31 days from the family status change, you must wait until the next open enrollment period to update your coverage.
CA — Open Enrollment 2010      Page 1 of 4

Award Metals offers a choice of medical plans so you can select the coverage that is right for you.
ANTHEM BLUE CROSS HMO PLAN
Anthem Blue Cross offers a Health Maintenance Organization (HMO). Under this plan, you must choose a Primary Care Physician (PCP) and medical group. All of your care must be directed through your PCP and/or your medical group. You will receive benefits only if you use the doctors, clinics and hospitals that belong to the medical group in which you are enrolled.
ANTHEM BLUE CROSS PPO PLANS
With an Anthem Blue Cross Preferred Provider Organization (PPO) plan, you have the freedom to go in and out of network for care. You may use a PPO provider whose negotiated rates provide richer levels of benefits, with claim forms filed by the provider. You may also obtain services outside the PPO network; however, you will incur higher out of pocket expenses and you are responsible for filing claims.
Enrollment in the Anthem Blue Cross Health Savings Account allows you to use a Savings Account for qualified medical expenses. Unused HSA dollars can be saved from year to year to reduce the amount you may have to pay for health care in the future.

MEDICAL BENEFITS SUMMARY
FEATURE	Anthem Blue Cross		Anthem Blue Cross		Anthem Blue Cross
	HMO PLAN		PPO PLAN		HEALTH SAVINGS ACCOUNT
			OUT OF		OUT OF
		IN NETWORK	NETWORK	IN NETWORK	NETWORK
Lifetime Maximum	Unlimited	$5,000,000		$5,000,000
Deductible (Calendar Year)				Applies to medical care
				AND prescription drugs
Individual	$0	$250	$750	$1,500
Family	$0	$750	$2,250	$3,000 aggregate
Coinsurance (PlanPays)	100% for most services	80%	60%	90%	70%
Physician Office Visit	$20 Copay	$20 Copay	60%	90%	70%
Out of Pocket Maximum (Calendar Year)
Individual	$1,500	$3,000	$6,000	$3,000	$6,000
Family	$3,000	N/A	N/A	$6,000	$12,000
Hospitalization
Inpatient	$250 copay per	$250 Deductible,	$750 Deductible,
	admission	then 80%	then 60%	90%	70%
Outpatient	80%	80%	60%	90%	70%
Emergency Services	$100 Copay	$100 Deductible, then 80%
Wellness Exams				Deductible waived for these services
Adult	$20 Copay	$25 Copay
	for most services	for most services	60%	100%	70%
Children	$20 Copay	$25 Copay	60%	100%	70%
Prescription Drugs	Mandatory Generic*	Mandatory Generic*		Mandatory Generic *
Generic Formulary	$10	$10		90%	70%
Brand Name Formulary	$25	$25		90%	70%
Non-Formulary	$40	$40		90%	70%
Mail Order (up to 90 day supply)	$20/$50/$80	$20/$50/$80		Not available
Mental Health
(non-severe)
Inpatient	$250 copay per	$250 Deductible,	$750 Deductible,
	admission	then 80%	then 60%	90%	70%
Outpatient	$20 Copay	$20 Copay	60%	90%	70%
Most out of network services are based on the customary & reasonable charge.

*	Mandatory Generic Substitution: Failure to get generic when available will result in the member paying the difference in cost between the generic drug and the brand name drug plus the brand name drug copay. The mail order drug program has been enhanced to allow the member to receive a 3 month supply of generic medication for just one generic drug copay.
CA — Open Enrollment 2010      Page 2 of 4

DENTAL
PPO DENTAL
The PPO Dental plan benefits cover a wide range of dental services. You have the freedom to go in and out of network for care.
You may visit a PPO dentist and benefit from the reduced contracted fee resulting in less out of pocket expense.
You may also visit an out of network dentist, where services will be based on a reasonable and customary amount and you will be responsible for any amount owed after insurance has paid.

		OUT OF
FEATURE	IN NETWORK	NETWORK
Calendar Year Maximum	$1,500	$1,500
Deductible (Ind. / Family)	$50 / $150	$50 / $150
	Plan Pays:
Preventive	100%
Deductible Waived for Preventive Services?	Yes
Basic Services	90%	80%
Major Services	60%	50%
Orthodontia (child only)	50%	50%
Orthodontia Lifetime Max	$1,500

The Vision Service Plan (VSP) provides professional vision care and high quality lenses and frames through a broad network of optical specialists.

FEATURE	IN NETWORK	OUT OF NETWORK
Deductible
Examination	$20
Prescription Glasses	$20
Contact Lenses	No Copay
Lenses
Single Vision	100%	$45 Benefit
Bifocal	100%	$65 Benefit
Trifocal	100%	$85 Benefit
Frame	$120 Benefit	$47 Benefit
Contact Lenses	$120 Benefit	$105 Benefit
	(in lieu of glasses)
Frequency
Exam	12 months
Lenses	12 months
Frames	24 months
BASIC LIFE AND AD&D
Award Metals provides full-time hourly employees with Basic Term Life and Accidental Death & Dismemberment (AD&D) insurance through Prudential Financial. The Basic Term Life benefit is $10,000.
The AD&D benefit matches the Basic Term Life benefit. The AD&D benefit includes benefits for loss of life or limbs due to an accident.
DEPENDENT LIFE
Award Metals also provides full-time salaried employees with Basic Term Life insurance for their dependents through Prudential Financial. The Basic Term Life benefit is $5,000 for a spouse and $1,000 for each dependent child.
VOLUNTARY LIFE AND AD&D
You may elect to purchase additional Term Life insurance at group rates provided by Prudential Financial. You pay for this coverage with after-tax dollars through payroll deduction. Benefits are available to employees in increments of $10,000 up to $500,000. Coverage for your spouse and child(ren) is also available. For more information, contact your Human Resources Dept.
SHORT TERM DISABILITY
Award Metals also provides Short-Term Disability coverage which may replace up to 60% of your income for up to twelve weeks, in the event that you are disabled due to injury or illness, through Prudential Financial. Benefits begin the day after the waiting period is completed.
This weekly benefit is intended to provide income to you for brief periods of disability, such as pregnancy or post-surgery.

FEATURE
Benefit	60% of pre-disability earnings
Benefit Maximum	$1,000/week
Waiting Period	7 Days
Maximum Benefit Duration	12 Weeks
CA — Open Enrollment 2010      Page 3 of 4

INSURANCE BENEFITS CONTACTS

Medical HMO	Anthem Blue Cross
800-227-3560	www.anthem.com/ca

Medical PPO	Anthem Blue Cross
800-888-8288	www.anthem.com/ca

Prescription Drugs	Anthem Blue Cross
800-700-2541

Dental	Assurant
800-442-7742	www.assurant.com

Vision	VSP
800-877-7195	www.vsp.com

Basic Life, AD&D, and Dependent Life	Prudential Financial
800-524-0542	www.prudential.com

Disability	Prudential Financial
800-842-1718	www.prudential.com

Flexible Spending Accounts	Conexis
877-266-3947	www.conexis.org
Provider Directories are available online for Medical, Dental and Vision providers.
Remember: Medical, Dental and Vision contributions are deducted before taxes through payroll! Any contributions for Domestic Partner coverage are after-tax deductions per IRS regulations.
This summary provides an overview of some of your benefit plan choices. It is for informational purposes only. It is not intended to be an agreement for continued employment. Neither is it a legal plan document. If there is a disagreement between this summary and the plan documents, the documents will govern. In addition, the plans described in this summary are subject to change without notice. Continuation of any benefit plan or coverage is at the company’s discretion and in accordance with federal and state laws. If you need additional information or have any questions about the benefit program, please contact Human Resources.
HOW MUCH WILL YOU PAY FOR BENEFITS?
Vision, Basic Life and AD&D, and Short-Term Disability insurance coverages are provided for you by Award Metals at no cost to you.
You and the company share in the cost of the Medical and Dental benefits you elect.
Your contributions for Medical and Dental benefits are deducted before taxes are withheld, which saves you tax dollars.
EMPLOYEE CONTRIBUTIONS PER MONTH

Medical — Anthem Blue Cross HMO Plan
Employee	$118.00
Employee + Spouse/DP	$271.00
Employee + Child(ren)	$222.00
Employee + Family	$399.00
Medical — Anthem Blue Cross PPO Plan
Employee	$127.00
Employee + Spouse/DP	$292.00
Employee + Child(ren)	$239.00
Employee + Family	$430.00
Medical— Anthem Blue Cross Health Savings Account
Employee	$110.25
Employee + Spouse/DP	$228.90
Employee + Child(ren)	$203.70
Employee + Family	$245.70
Dental — Assurant
Employee	$9.00
Employee + Spouse/DP	$19.00
Employee + Child(ren)	$21.00
Employee + Family	$32.00
FLEXIBLE SPENDING ACCOUNTS (FSA’s)
The flexible benefit plan allows you to put away money on a PRE-TAX basis (in other words, before taxes are withheld) for qualified Health Care and Dependent Care.
FSA enrollment is on a calendar year basis. There will be an open enrollment period in December, during which you can make benefit elections for the following January 1 effective date.
CA — Open Enrollment 2010      Page 4 of 4

SCHEDULE 3.02(s)(ii)
Sheet Metal Workers National Pension Fund has provided estimated unfunded vested benefit liability related to union employees of company. Attached hereto is the December 31, 2010, statement regarding these liabilities.

Exhibit I
Sheet Metal Workers’ National Pension Fund Determination of Employer
Withdrawal Liability Payments For Withdrawals During the Plan Year Ending
December 31, 2010

							Contributions
							All Employers
	Unamortized	Unamortized	Unamortized	Unamortized			Contributions	Prior Plan	5-Year Total,			Employer’s
	UVB	Reallocated	Affected Benefits	Total			of Withdrawn	Contributions for 5	Adjusted for			Share of
	Pools	Pools	Pools	Pools	Total	5-Year	Significant	Full Preceeding	Withdrawn		5-Year	Unamortized
										Award Metals,
										Inc. dba Pacific
	As of 12/31	As of 12/31	As of 12/31	As of 12/31	Contributions	Total	Employers	Plan Years	Employers	Award Metals	Total	Pools
1995					161,977,117					85,094.48
1996					175,335,950					87,244.62
1997				—	202,341,866					91,362.11
1998					215,924,309					101,610.22
1999	368,130,679	—	—	368,130,679	226,290,914	981,870,156	3,962,308	850,533	978,758,381	98,586.89	463,898	174,481.47
2000	146,428,400	1,556,055	—	147,984,455	239,717,741	1,059,610,780	11,129,474	717,342	1,049,198,648	87,923,74	466,728	65,829.69
2001	453,869,381	879,691	—	454,749,072	238,418,955	1,122,693,785	15,147,300	489,000	1,108,035,485	90,194.55	469,678	192,760.44
2002	452,190,922	490,594	—	452,681,516	247,660,789	1,168,012,708	12,173,600	247,533	1,156,086,641	86,299.34	464,615	181,926.25
2003	97,133,915	1,166,242	—	98,320,157	240,674,499	1,192,762,898	12,561,082	62,375	1,180,264,191	96,179.07	459,184	38,251.61
2004	292,442,198	3,353,109	—	295,795,307	247,443,434	1,213,915,418	20,166,069	—	1,193,749,349	103,302.53	463,899	114,948.10
2005	175,603,802	467,970	—	176,071,772	262,377,565	1,236,575,242	26,385,454	—	1,210,189,788	107,804.70	483,780	70,385.68
2006	560,808,146	1,502,878	—	562,311,024	299,954,497	1,298,110,784	22,811,032	—	1,275,299,752	104,700.81	498,286	219,706.75
2007	315,339,322	2,466,401	—	317,805,723	332,387,580	1,382,837,575	14,859,085	—	1,367,978,490	75,921.34	487,908	113,349.81
2008	(158,316,465)	800,557	688,287,903	530,771,995	368,026,400	1,510,189,476	11,450,641	—	1,498,738,835	50,346.49	442,076	156,559.29
2009	509,376,896	5,087,176	97,042	514,561,114	322,938,570	1,585,684,612	5,686,918	—	1,579,997,694	39,335.09	378,108	123,139.35
	3,213,007,196	17,790,673	688,384,945	3,919,182,814
									Gross withdrawal liability assessment			1,451,338.44
									De minimis reduction
									A. Excess assessment (over $100,000)			1,351,338.44
									B Lesser of 50,000 and 0.75% of UVB			30,000.00
									C. [B]-[A] not less than zero			—
									Net withdrawal liability assessment			1,451,338.44
This estimate is based on Unfunded Vested Benefits as of 12/31/09, and assuming the withdrawal took place in 2010.
We will not have our Withdrawal Liability Report and calculation worksheet for 2011 withdrawals until late October or early November after the Fund’s actuarials for year ending 12/31/10 are completed. You may request another estimate at that time.

SCHEDULE 3.02(s)(vi)
EMPLOYEE PLANS
Sheet Metal Workers National Pension Fund has provided estimated unfunded vested benefit liability related to union employees of company. See Schedule 3.02(s)(ii).

SCHEDULE 3.02(u)
INSURANCE
Property and Casualty Insurance Policies currently in place include:

	Coverage Amount
Policy	Aggregate/Occurrence	Annual Premium
General Liability	2,000,000/1,000,000	30,111

Property	14,000,000 blanket building 9,400,000 blanket personal property 9,000,000 blanket stock 6,420,000 blanket business income-Value 1,940,000 blanket business income-Area	27,485

Automobile	Liability 1,000.000 Uninsured Motorists 1,000,000	59,991

Workers Comp — CA	Each accident: 1,000,000	est 258,402 direct bill

Workers Comp — AZ & CO	Each accident: 1,000,000	est 35,370 direct bill

Umbrella	20,000,000/20,000,000	17,741

Excess Liability	10,000,000/10,000,000	10,100

D & O and EPLI	5,000,000/5,000,000	23,147

SCHEDULE 3.02(v)
TANGIBLE PERSONAL PROPERTY LEASES
(IN EXCESS OF $10,000 PER YEAR)
None.

SCHEDULE 3.02(z)
RELATED PARTY TRANSACTIONS
     Each of the entities listed below are the landlords under certain leases of real property to the Company:

43rd Ave/Jefferson Partnership	Percent
A. Milton Whiting & Lorana Whiting Trust	42.50%
W. Brent Taylor	42.50%
David Hughes	7.50%
Frank Fulford	7.50%
Totals	100.00%

ARI-PAC Investments	Percent
W. Brent Taylor	52.31%
A. Milton Whiting & Lorana Whiting Trust	25.58%
Bruce Whiting	5.19%
Frank Fulford	7.69%
Gerald Anctil	7.69%
Blas Lozano	1.54%
Totals	100.00%

ARI-CAL, LLC	Percent
A. Milton Whiting & Lorana Whiting Trust	51.13%
W. Brent Taylor	28.41%
Duane Simmons	6.82%
David Hughes	6.82%
Barry Whiting	6.82%
Totals	100.00%
Each of the following have made loans to the Company: W. Brent Taylor, Frank Fulford and International Steel Center Co., Inc.
The only other related party transaction applicable to this definition is a $1,000,000 personal guarantee made by W. Brent Taylor to Wells Fargo to support it’s financing of the company credit facility.

SCHEDULE 3.02(dd)
INDEBTEDNESS

Entity	Definition	Balance
Wells Fargo	Loans	$3,827,832.02
Shareholders	Brent Taylor loan	$350,167.71
	Frank J. Fulford loan	$50,023.96
	Interstate Steel loan	$150,071.88
KIT International, Inc	Loan	$831,229.22

SCHEDULE 6.02(j)
Non-Competition Agreements

Name:	Length:
W. Brent Taylor	5 years —reduced to 6 months if employment with the Company is terminated for “cause” or “good reason”

David Hughes	5 years —reduced to 6 months if employment with the Company is terminated for “cause” or “good reason”

Frank Fulford	5 years —reduced to 6 months if employment with the Company is terminated for “cause” or “good reason”

Ben Dinapoli	1 year —reduced to 6 months if employment with the Company is terminated for “cause” or “good reason”

Daniel Davis III	1 year —reduced to 6 months if employment with the Company is terminated for “cause” or “good reason”